                                                                     Exhibit 3.3

                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NA HOLDING CORPORATION", CHANGING ITS NAME FROM "NA HOLDING CORPORATION" TO "ALLIED WORLDWIDE, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 1999, AT 11:30 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                     [SEAL]


                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2836093 8100                            AUTHENTICATION:    0121949

991521540                                         DATE:    12-07-99

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NA HOLDING CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

            NA Holding Corporation (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

            FIRST: That the Board of Directors of the Corporation, at a meeting of its members on December 2, 1999, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

            ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to "Allied Worldwide, Inc.".

            SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent, dated December 2, 1999, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

            THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

            IN WITNESS WHEREOF, the undersigned, being the duly authorized Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 6th day of December, 1999.


                                        /s/ Ralph A. Ford
                                        ----------------------------------------
                                        Name:  Ralph A. Ford
                                        Title: Secretary

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "NA HOLDING CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

      THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

      CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 1997, AT 4 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF JANUARY, A.D. 1998, AT 8:30 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 1999, AT 10 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 1999, AT 12 O'CLOCK P.M.

      CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 1999, AT 8:30 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                     [SEAL]


                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2836093 8310                            AUTHENTICATION:    0093205

991495735                                         DATE:    11-19-99

                                State of Delaware
                                                                          PAGE 2
                        Office of the Secretary of State

      AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

      AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

                                     [SEAL]


                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2836093 8310                            AUTHENTICATION:    0093205

991495735                                         DATE:    11-19-99

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NA HOLDING CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 1997, AT 4 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF JANUARY, A.D. 1998, AT 8:30 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 1999, AT 10 O'CLOCK A.M.

      CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF NOVEMBER, A.D. 1999, AT 8:30 O'CLOCK A.M.

                                     [SEAL]


                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2836093 8100H                           AUTHENTICATION:    0094411

991496794                                         DATE:    11-19-99

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NA HOLDING CORPORATION

            FIRST: The name of the Corporation is NA Holding Corporation.

            SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

            FIFTH: The name and mailing address of the incorporator is as follows:

                  Francis Oh
                  c/o Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022

            SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

            (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

            (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

            (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

            (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the

      Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

            (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.

            IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of December, 1997.


                                        /s/ Francis Oh
                                        ----------------------------------------
                                        Francis Oh

      STATE OF NEW YORK       )
                              )  ss.:
      COUNTY OF NEW YORK      )

            BE IT REMEMBERED that on this 19th day of December, 1997, personally appeared before me, ______________________________,a notary public for the State of New York, FRANCIS OH, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts therein stated are true.

            GIVEN under my hand and seal of office the day and year aforesaid.

[seal]


                                        /s/ Stephen A. Oxman, Jr.
                                        ----------------------------------------
                                                   Notary Public

                                                       [SEAL]

                                                STEPHEN A. OXMAN, JR.
                                          Notary Public, State of New York
                                                  No. [ILLEGIBLE]
                                           Qualified in New York County
                                           Commission Expires [ILLEGIBLE]

                            CERTIFICATE OF AMENDMENT

                                       TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                             NA HOLDING CORPORATION

                     Pursuant to Section 241 of the General
                    Corporation Law of the State of Delaware

            NA HOLDING CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

            FIRST: That the Corporation has not received any payment for any of its stock.

            SECOND: That Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and inserting in lieu thereof the following new Article FOURTH:

            "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 1,000,000 shares of Common Stock, par value $0.01 per share."

            THIRD: That this Amendment to the Certificate of Incorporation was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been signed on behalf of NA HOLDING CORPORATION by Charles
P. Pieper, its Vice President, and attested by David A. Novak, its Secretary, this 6th day of January, 1998.


                                        /s/ Charles P. Pieper
                                        ----------------------------------------
                                        Name: Charles P. Pieper
                                        Title: Vice President

Attest:


/s/ David A. Novak
-----------------------------------
Name:  David A. Novak
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NA HOLDING CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

            NA HOLDING CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

            FIRST: That the Board of Directors of the Corporation, at a meeting of its members, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable.

            Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and inserting in lieu thereof the following new Article FOURTH;

            "FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is one million nine hundred thousand (1,900,000). One million eight hundred thousand (1,800,000) shares shall be

      Common Stock of the par value of one cent ($.01) per share, having an aggregate par value of eighteen thousand dollars ($18,000) and one hundred thousand (100,000) shares shall be Preferred Stock of the par value of one cent ($.01) per share, having an aggregate par value of ten thousand dollars ($10,000). The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors or a duly appointed committee thereof pursuant to an express delegation of authority to such committee by the Board of Directors. Prior to issuance of a series, the Board of Directors (or such committee) by resolution shall designate that series to distinguish it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors (or such committee) may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares."

            THIRD: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have, by written consent, dated November 9, 1999, approved the adoption of the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

            FOURTH: That this Amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the undersigned, being a duly authorized Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 18th day of November, 1999.


                                        /s/ R. Barry Uber
                                        ----------------------------------------
                                        Name:  R. Barry Uber
                                        Title: President and Chief
                                               Executive Officer

                             NA HOLDING CORPORATION
            CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
                JUNIOR EXCHANGEABLE PREFERRED STOCK DUE 2010 AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

      NA Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (together with any successor thereto, the "Company"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by resolutions adopted at a meeting of the Board of Directors held on November 8, 1999, duly approved and adopted the following resolution (the "Resolution"):

            RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of a series of Junior Exchangeable Preferred Stock, par value $0.01 per share, with an initial liquidation preference of $1,000.00 per share, consisting of 24,500 shares, having the powers, preferences, and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Certificate of Designation as follows:

      (a) Designation.

      There is hereby created out of the authorized and unissued shares of preferred stock of the Company a class of preferred stock designated as the "Junior Exchangeable Preferred Stock" (the "Junior Preferred Stock"). The number of shares constituting such class shall be 24,500. The initial liquidation preference of each share of Junior Preferred Stock shall be $1,000.00 per share. As of any time, the liquidation preference of any share of Junior Preferred Stock shall be an amount equal to the excess of $1,000.00 over the Adjustment Amount with respect to such share (such amount, the "Liquidation Preference").

      (b) Rank.

      The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company (the "Common Stock") and each other class of Capital Stock or series of Preferred Stock of the Company hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks on a parity with or senior to the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"), (ii) on a parity with any class of Capital Stock or series of Preferred Stock hereafter created by the Board of Directors, the terms of which expressly provide that such class or series shall rank on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"), and (iii) junior to any class of Capital Stock or series of Preferred Stock hereinafter created by the Board of Directors, the terms of which expressly provide that such class or series shall rank senior to the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Company (collectively referred to as "Senior Securities").

      (c) Dividends.

      (i) On each Dividend Payment Date, the Holder of an outstanding share of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on such share of Junior Preferred Stock, at a quarterly rate of 3.10%, such quarterly rate to be multiplied by the Stated Amount of such share as of such time. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and if declared shall be payable quarterly on each Dividend Payment Date with respect to the quarter ending on such Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date. Each distribution in the form of a dividend shall be payable to the Holders of record as they appear on the stock register of the Company on such record date, not less than 10 nor more than 60 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Junior Preferred Stock (x) on the Exchange Date or on the date of their earlier redemption or purchase, unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Junior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption or the relevant Change of Control Purchase Price on the date fixed for purchase, or (y) subject to the issuance of the shares of Successor Company Stock as contemplated by paragraph (1)(i) hereof, on any earlier Conversion Date.

Dividends payable on shares of the Junior Preferred Stock for any period less than three months shall be computed on the basis of a 90-day quarter of three 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

      (ii) All dividends paid with respect to shares of the Junior Preferred Stock pursuant to paragraph (c)(i) shall be paid to the Holders entitled thereto, pro rata in accordance with the respective amounts thereof to which the respective Holders are entitled.

      (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Junior Preferred Stock at any time.

      (iv) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

      (v) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period (A) during which a Mandatory Redemption Event exists and (B) unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Junior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Junior Preferred Stock and such Parity Securities bear to each other.

      (vi) (A) The Holders of shares of the Junior Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities, as and to the extent provided in paragraphs (c)(vi)(B) and (c)(vii) below.

      (B) So long as any shares of Junior Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior

Securities, or make any distribution in respect thereof for (1) any period during which a Mandatory Redemption Event or Dividend Default exists and (2) any period prior to a Public Offering unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Junior Securities.

      (vii) At any time that a Dividend Default or Mandatory Redemption Event exists, so long as any shares of Junior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options.

      (viii) At any time that a Dividend Default or Mandatory Redemption Event exists, so long as any shares of Junior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

      (d) Liquidation Preference.

      (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (determined either for the Company alone or with its Subsidiaries on a consolidated basis), each Holder of any share of the Junior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, the Liquidation Preference for such share of the Junior Preferred Stock as of such time, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, Common Stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are not sufficient to pay in full the Liquidation Preference for the

Junior Preferred Stock and liquidation preference for all Parity Securities as of such time and the accumulated and unpaid dividends payable to the holders of outstanding shares of the Junior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in proportion to the Liquidation Preference for the Junior Preferred Stock and liquidation preference for all Parity Securities as of such time plus accumulated and unpaid dividends which would be payable on such distribution if the respective amounts thereof to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

      (ii) After payment of the full amount of the Liquidation Preference and all accumulated and unpaid dividends to which they are entitled, the Holders of shares of the Junior Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company with respect to the shares of Junior Preferred Stock.

      (iii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company, whereby the transferee of such property or assets or the surviving Person in such consolidation or merger does not continue to operate such business as a going concern).

      (e) Redemption.

      (i) Optional Redemption. (A) The Company may (subject to the legal availability of funds therefor), at the option of the Company, redeem at any time on or after the first anniversary of the Issue Date, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Junior Preferred Stock, at a redemption price for any such share equal to the sum of (i) the product of (A) the Liquidation Preference of such share as of the applicable Redemption Date, multiplied by (B) the percentage set forth below with respect to such Redemption Date, plus (ii) without duplication, an amount in cash equal to all accumulated and unpaid dividends with respect to such share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (collectively, the "Optional Redemption Price"):

         PERIOD                                               PERCENTAGE
         ------                                               ----------

         12-month period commencing on
         the first anniversary of the
         Issue Date ............................................ 103%

         12-month period commencing on
         the second anniversary of the
         Issue Date ............................................ 102%

         12-month period commencing on
         the third anniversary of the
         Issue Date ............................................ 101%

         Thereafter ............................................ 100%

      (B) In addition, in the event a Change of Control of the Company is consummated at any time prior to the first anniversary of the Issue Date, the Company may redeem (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), in the manner provided in paragraph (e)(iii) hereof, all of but not less than all of the outstanding shares of the Junior Preferred Stock at a redemption price for each share equal to 103% of the Liquidation Preference of such share as of the applicable Redemption Date thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends with respect to such share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (collectively, the "Special Redemption Price").

      (C) In the event of a redemption of only a portion of the then outstanding shares of the Junior Preferred Stock, the Company shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of the Junior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

      (ii) Mandatory Redemption. On the date which is 11 years after the Issue Date, upon the existence and continuance for at least 180 days of any Mandatory Redemption Event (other than a Mandatory Redemption Event pursuant to clause (1) of the definition thereof) or upon the existence and continuance of a Dividend Default for four consecutive quarterly periods, the Company shall redeem (subject to the Debt Agreements (including the availability of funds by dividend from NAVL in compliance therewith), and to the legal availability of funds therefor) in the manner provided in paragraph (e)(iii) hereof, each share of the Junior Preferred Stock then outstanding at a redemption price equal to the

Liquidation Preference of such share as of the applicable Redemption Date, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends with respect to such share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (collectively, the "Mandatory Redemption Price").

      (iii) Procedures for Optional Redemption and Mandatory Redemption. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Junior Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

      (1)   whether the redemption is pursuant to paragraph (e)(i)(A),
            (e)(i)(B), or (e)(ii) hereof;

      (2) the Optional Redemption Price, the Special Redemption Price or the Mandatory Redemption Price, as the case may be;

      (3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed;

      (4) the number of shares of Junior Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

      (5)   the date fixed for redemption;

      (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and

      (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on the Redemption Date unless the Company defaults four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Allied Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that

            (1) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

            (2) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

            (3) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to
      (A) the Consolidated Interest Expense attributable to any Indebtedness of such Parent or any Restricted Subsidiary of such Parent repaid, repurchased, in the payment of the Optional Redemption Price, the Special Redemption Price or the Mandatory Redemption Price, as the case may be.

      (B) On or prior to the date fixed for redemption, each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, the full Optional Redemption Price, the Special Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (C) If the funds of the Company legally available for redemption of shares of Junior Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Junior Preferred Stock to be redeemed on such date, or if a complete redemption is not permitted by any Debt Agreement (or any Debt Agreement does not permit NAVL to dividend sufficient legally available funds to the Company to effect a complete redemption), those funds which are legally available shall be used to redeem the maximum possible number of shares of the Holders to the extent permitted by each Debt Agreement and to the extent NAVL is permitted under each Debt Agreement to dividend an equal amount of funds to the Company out of funds legally available therefor. At any time thereafter when additional funds of the Company are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares of Junior Preferred Stock which the Company has become obligated to redeem, on any Redemption Date but which it has not redeemed, to the extent permitted by each Debt Agreement and to the extent NAVL is permitted under each Debt Agreement to dividend an equal amount of funds to the Company out of funds legally available therefor.

      (D) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price, the Special Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

      (f) Voting Rights.

      (i) The Holders of shares of the Junior Preferred Stock, except as otherwise required under the laws of the State of Delaware or as set forth in paragraph (f)(ii) below and in paragraphs (h) and (l) hereof, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

      (ii) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not amend this Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of the Holders of shares of Junior Preferred Stock.

      (iii) Notwithstanding paragraph (f)(ii) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, (2) the decrease in the amount of authorized capital stock of the Company of any class, (3) the increase in the amount of authorized capital stock of the Company of any class or (4) the conversion or exchange of the Junior Preferred Stock and any action in connection therewith in accordance with paragraph (l)(i), shall not require the consent of the Holders of Junior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the Holders of shares of the Junior Preferred Stock.

      (g) Exchange.

      (i) Requirements. (A) The Company may at its option exchange all, but not less than all, of the then outstanding shares of Junior Preferred Stock into the Company's Exchange Debentures on any Dividend Payment Date, provided that on the date of such exchange: (1) such exchange is not prohibited by the Debt Agreements; (2) such exchange would comply with the Delaware General Corporation Law; (3) either (a) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), prior to such exchange and shall continue to be in effect on the date of such exchange or (b) (i) the Company shall have obtained a written opinion of counsel to the Company that an exemption from the registration requirements of the Securities Act is available for such exchange and (ii) such exemption is relied upon by the Company for such exchange; and (4) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debentures) would exist under the Exchange Debentures. In the event that the issuance of the Exchange Debentures is not permitted on the date of exchange or any of the conditions set forth in clauses
(1) through (4) of the preceding sentence are not satisfied on the date of exchange, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

      The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record, which notice shall state: (v) that the Company is exercising its option to exchange the Junior Preferred Stock for Exchange Debentures pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the next sentence of this paragraph); (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, the certificate or certificates representing the shares of Junior Preferred Stock to be exchanged; (y) that dividends on the shares of Junior Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Junior Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (z) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Junior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (1) through (4) above are satisfied, the Company shall issue Exchange Debentures in exchange for the Junior Preferred Stock as provided in the next paragraph.

      (B) Upon any exchange pursuant to paragraph (g)(i)(A), an Exchange Debenture shall be issued in exchange for each share of Junior Preferred Stock, in registered form without coupons, in a principal amount equal to the Stated Amount as of such time.

      (C) The Exchange Debentures shall be issued in long form without an indenture and shall be in the form having substantially similar terms, as the form of Exchange Debenture attached as Annex A hereto.

      (ii) Procedure for Exchange. (A) On or before the date fixed for exchange, each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Junior Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

      (B) If notice has been mailed as aforesaid, and if before the Exchange Date all Exchange Debentures necessary for such exchange shall have been duly executed by the Company, then on the Exchange Date, dividends shall cease to accrue on the outstanding shares of Junior Preferred Stock and all of the rights of the Holders of shares of the Junior Preferred Stock as stockholders of the Company shall cease (except the right to receive Exchange Debentures), and the Person or Persons entitled to receive the Exchange

Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the date of exchange.

      (h) Change of Control.

      (i) Unless otherwise consented to by the Holders of a majority of the outstanding shares of Junior Preferred Stock, upon the occurrence after the Issue Date of a Change of Control, each Holder of Junior Preferred Stock then outstanding, subject to the other provisions of this paragraph (h), shall have the right (subject to the Debt Agreements (including the availability of funds by dividend from NAVL in compliance therewith), and to the legal availability of funds therefor) to require the Company to purchase any or all of such Holder's shares of Junior Preferred Stock pursuant to an offer (an "Offer") at a purchase price per share in cash equal to 101% of the Liquidation Preference of such share at the purchase date, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends with respect to such share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the purchase date, to the purchase date) (collectively, the "Change of Control Purchase Price"). Unless the Company has exercised its right to redeem the Junior Preferred Stock as described under paragraph (e) above, the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (the "Purchase Notice") to each Holder of record stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right (subject to the Debt Agreements (including the availability of funds by dividend from NAVL in compliance therewith), and to the legal availability of funds therefor) to require the Company to purchase any or all shares of such Holder's Junior Preferred Stock at a purchase price per share in cash equal to 101% of the Liquidation Preference thereof on the relevant Purchase Date, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, with respect to such share; (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the date fixed for such purchase (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this paragraph (h), that a Holder must follow in order to have its shares of Junior Preferred Stock purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control, that such Offer is conditioned on the occurrence of such Change of Control.

      (ii) Holders of Junior Preferred Stock electing to have shares of Junior Preferred Stock purchased shall be required to surrender the certificate or certificates representing such shares of Junior Preferred Stock, duly endorsed, to the Company in the manner and at the address specified in the Purchase Notice at least three Business Days prior to the date fixed for such purchase. On the Purchase Date, the Change of Control Purchase

Price for such shares shall become payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof. In the event that less than all of the shares represented by any such certificate are purchased, a new certificate shall be issued representing the shares not purchased.

      (iii) If the funds of the Company legally available for any purchase of shares of Junior Preferred Stock under this paragraph (h) on any Purchase Date are insufficient to purchase the total number of shares of Junior Preferred Stock to be purchased on such date or if a complete purchase is not permitted by any Debt Agreement (or any Debt Agreement does not permit NAVL to dividend sufficient legally available funds to the Company to effect a complete purchase), those funds which are legally available shall be used to purchase the maximum possible number of shares of the Holders to the extent permitted by each Debt Agreement and to the extent NAVL is permitted to dividend an equal amount of funds to the Company under each Debt Agreement out of funds legally available therefor. At any time thereafter when additional funds of the Company are legally available for the purchase of shares, such funds shall immediately be used to purchase the balance of the shares of Junior Preferred Stock which the Company has become obligated to purchase on any Purchase Date but which it has not purchased, to the extent permitted by each Debt Agreement and to the extent NAVL is permitted to dividend an equal amount of funds to the Company under each Debt Agreement out of funds legally available therefor.

      (iv) Unless the Company defaults in the payment in full of the applicable Change of Control Purchase Price, dividends on the Junior Preferred Stock tendered for purchase shall cease to accumulate on the date fixed for such purchase, and the Holders of such shares shall cease to have any further rights with respect thereto on the such date, other than the right to receive the Change of Control Purchase Price without interest.

      (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Junior Preferred Stock pursuant to this paragraph (h). To the extent that the provisions of any securities laws or regulations conflict with provisions of this paragraph (h), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph (h) by virtue thereof.

      (vi) Notwithstanding any other provision of this paragraph (h), the Company shall not be required to purchase any shares of Junior Preferred Stock under this paragraph (h), (A) unless NAVL is required to purchase or repay the outstanding Notes and Senior Discount Notes pursuant to the Indentures and has offered to purchase or repay in full all of the outstanding Notes and Senior Discount Notes and has so purchased or repaid in full all of the outstanding Notes and Senior Discount Notes of each holder of any Note or Senior

Discount Note who has accepted such offer and (B) unless the principal of and all accrued and unpaid interest on all indebtedness under the Senior Credit Facility, and all other monetary obligations owing in respect of the Senior Credit Facility, shall have been paid in full, and all letters of credit, bankers acceptances and similar instruments outstanding thereunder shall have expired undrawn.

      (i) Conversion or Exchange.

      The Holders of shares of Junior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

      (j) Preemptive Rights.

      No shares of Junior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

      (k) Business Day.

      If any payment, redemption or exchange would be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made (and deemed required to be made) on the immediately succeeding Business Day.

      (l) Certain Additional Provisions.

      (i) Merger or Consolidation (A) Without the consent of the Holders of a majority of the outstanding shares of Junior Preferred Stock, the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; (2) if the Successor Company is not the Company, the Junior Preferred Stock shall be converted into or exchanged for and shall become Capital Stock of the Successor Company ("Successor Company Stock") having, in respect of such Successor Company, substantially the same preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as applied to the Junior Preferred Stock immediately prior to such transaction; (3) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Mandatory Redemption Event will have occurred and be continuing; and (4) the Company will have obtained an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with this paragraph (l)(i)(A), provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (2) and (3) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in paragraph (l)(i)(B) below. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this paragraph (1)(i), and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with paragraph (l)(iii).

      (B) Any merger, consolidation, conveyance, transfer or lease by the Company in compliance with this paragraph (l)(i) shall not be subject to the provisions of paragraph (d) above.

      (C) Paragraph (l)(i)(A) above shall not apply to any transaction in which
(1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

      (D) Notwithstanding any other provision of this Certificate of Designation, each of the Company and any Successor Company shall have the right and power, without the consent or any act of any Holder, to amend or cancel this Certificate of Designation or take any other action necessary (as determined by the Company or such Successor Company in good faith) to effect any conversion or exchange of the Junior Preferred Stock contemplated by paragraph (l)(i)(A)(2) above. Without limiting the foregoing:

            (1) In the event the Company or such Successor Company has effected or intends to effect such a conversion or exchange (a "Conversion Event"), it will send a written notice (the "Conversion Notice") by mail to each Holder of record, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the conversion or exchange of any shares of Junior Preferred Stock to be converted or exchanged except as to the Holder or Holders to whom the Company has failed to give such notice or except as to the Holder or Holders whose notice was defective. The Conversion Notice shall state: (x) that a Conversion Event has occurred or that the Company or a Successor Company intends to effect a Conversion Event; (y) that the Holder is to surrender to the Company or the Successor Company the certificate or certificates representing the shares of Junior Preferred Stock to be converted or exchanged, the place or places where such certificate or certificates are to be surrendered and the manner in which such certificate or certificates are to be surrendered; and (z) that upon surrender of the certificate or certificates representing the shares of Junior Preferred Stock to be converted or exchanged in the manner designated in the Conversion Notice, the Holder shall be entitled to receive from the Successor Company a certificate or certificates representing shares of Successor Company Stock thereof.

            (2) Each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock, at the place and in the manner designated in the Conversion Notice, promptly upon its receipt of the Conversion Notice and in no event later than 30 days following the date on which the Conversion Notice is mailed. On the date that is 30 days following the date on which the Conversion Notice is mailed and provided that the Holder has surrendered the certificate of certificates representing the shares of Junior Preferred Stock, the Holder shall be entitled to receive from the Successor Company a certificate or certificates representing shares of Successor Company Stock thereof in accordance with the Conversion Notice.

            (3) On the date on which the merger, consolidation, conveyance, transfer or lease transaction giving rise to the Conversion Event occurs (the "Conversion Date"), and provided that all shares of Successor Company Stock necessary to effect the Conversion Event have been duly issued by the Successor Company in the respective names of the Holders of record as at such date that are entitled thereto, then dividends shall cease to accrue on the outstanding shares of Junior Preferred Stock and all of the rights of the Holders of shares of the Junior Preferred Stock as stockholders of the Company shall cease, and the Person or Persons entitled to receive the Successor Company Stock issuable on the Conversion Date shall be treated for all purposes as the registered holder or holders of such Successor Company Stock as of the Conversion Date.

      (ii) Junior Payments. (A) Without the consent of the Holders of a majority of the outstanding shares of Junior Preferred Stock, the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of any Junior Securities of the Company, including any such payment in connection with any merger or consolidation to which the Company is a party, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary, or (ii) purchase, redeem, retire or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Securities of the Company held by Persons other than the Company or any Restricted Subsidiary (other than a purchase, redemption, retirement, or other acquisition for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition) (any such dividend, distribution, purchase, redemption, retirement or other acquisition being herein referred to as a "Junior Payment"), if at the time the Company or such Restricted Subsidiary makes such Junior Payment:

            (1) a Mandatory Redemption Event shall have occurred and be continuing (or would result therefrom);

            (2) NAVL could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (l)(iii)(A) below; or

            (3) the aggregate amount of such Junior Payment and all other Junior Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

                  (a) 50% of the Consolidated Net Income of the Company or (if
            greater) of NAVL accrued during the period (treated as one accounting period) from September 30, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Junior Payment for which consolidated financial statements of the Company or NAVL, as the case may be, are available (or, in case each such Consolidated Net Income shall be a negative number, 100% of the smaller such negative number); and

                  (b) the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash and the fair market value of Qualified Proceeds received by the Company or any Restricted Subsidiary upon such conversion or exchange.

      (B) The provisions of the foregoing paragraph (l)(ii)(A) will not prohibit any of the following (each, a "Permitted Payment"):

            (1) any purchase, redemption, retirement or other acquisition of Capital Stock of the Company made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or conversion into, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(b) of the preceding paragraph (l)(ii)(A);

            (2) any purchase, redemption, retirement or other acquisition of Junior Securities (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with paragraph (l)(iii) below or (y) to the extent required by the agreement governing such Junior Securities following the occurrence of a Change of Control, but only if in each case, the Company shall have complied with paragraph (h) above and, if required, purchased all shares of Junior Preferred Stock tendered pursuant to an Offer to purchase such shares required thereby, prior to purchasing or repaying such Junior Securities;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (l)(ii)(A);

            (4) payments to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments not to exceed an amount (net of repayments of any such loans or advances equal to (a) $12.5 million plus (b) $2.5 million multiplied by the number of calendar years that have commenced since the Issue Date plus (c) the Net Cash Proceeds received by the Company or NAVL since the Issue Date from, or as a capital contribution from, the issuance or sale of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(b)(x) of the preceding paragraph (l)(ii)(A);

            (5) the payment of dividends on the common stock or equity of the Company following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering;

            (6) Junior Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

            (7) payments to satisfy obligations under the Management Agreements to pay any Holding Expenses;

            (8) payments to holders of Capital Stock of the Company in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

            (9) the distribution, as a dividend or otherwise, of Investments in Unrestricted Subsidiaries;

            (10) the Transactions;

            (11) any purchase, redemption, retirement or other acquisition of Capital Stock that may be deemed to occur upon exercise of stock options, warrants or similar rights to the extent such Capital Stock represents all or part of the exercise price thereof; and

            (12) Junior Payments by any Restricted Subsidiary that are permitted by the Senior Credit Facility or any Indenture;

      provided, that (A) in the case of clauses (3) and (5), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Junior Payments, (B) in the case of clause (4), 50% of the amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Junior Payments, (C) in the case of clause
      (12), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Junior Payments to the extent that such net amount is required under each Indenture to be included in concurrent calculations of the amount of Restricted Payments (as defined in such Indenture) under Section 4.08 of the Note Indenture, Section 4.08 of the Senior Discount Note Indenture and Section 6.7 of the

      Senior Discount Loan Agreement, (D) in all cases other than pursuant to clauses (A), (B) and (C) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Junior Payments and (E) with respect to clauses (5) and (6), no Mandatory Redemption Event shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

            (iii) Limitation on Indebtedness. (A) Without the consent of the Holders of a majority of the outstanding shares of Junior Preferred Stock, the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that (1) the Company or any Restricted Subsidiary may incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio of the Company would be greater than 1.75:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter and (2) NAVL or any Note Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio of NAVL would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.25:1.00 if such indebtedness is Incurred thereafter.

            (B) Notwithstanding the foregoing paragraph (1)(iii)(A), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to Credit Facilities
            (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and (without limiting the foregoing) any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding in the aggregate the amount equal to the sum of (x) $475.0 million and (y) the aggregate amount by which the Borrowing Base determined as of the date of such Incurrence exceeds $245.0 million (plus in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing);

                  (2) Indebtedness (a) of any Restricted Subsidiary to the
            Company or (b) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

                  (3) Indebtedness represented by the Exchange Debentures, the
            Notes and the Senior Discount Notes (other than Additional Notes), any Indebtedness (other than the Indebtedness described in clauses
            (1) or (2) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or paragraph (l)(iii)(A) above;

                  (4) Purchase Money Obligations and Capitalized Lease
            Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to the greater of (x) $35.0 million and (y) 5% of Consolidated Tangible Assets;

                  (5) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, NAVL could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (1)(iii)(A) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

                  (6)(a) Guarantees by the Company or any Restricted Subsidiary
            of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this paragraph (l)(iii)), or (b) Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this paragraph (l)(iii));

                  (7) Indebtedness of the Company or any Restricted Subsidiary
            (a) arising from the honoring of a check, draft or similar installment of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (b) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Allied Acquisition);

                  (8) Indebtedness of the Company or any Restricted Subsidiary
            in respect of (a) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (b) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (c) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, (d) Management Guarantees, (e) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time, or (f) the financing of insurance premiums in the ordinary course of business;

                  (9) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition, which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to NAVL or any Restricted Subsidiary (other than any Receivables Subsidiary);

                  (10) Indebtedness of a Foreign Subsidiary of the Company or
            NAVL if; on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, (x) the Consolidated Coverage Ratio of the Company or NAVL would be at least 2.25:1.00 and (y) if, as a result of such Incurrence, such Foreign Subsidiary shall then become subject to any restriction or limitation (under any agreement or instrument governing such Indebtedness) on its ability to pay dividends or make other distributions to NAVL, the Foreign Subsidiary Coverage Ratio of the Company or NAVL would be greater than 2.75:1.00; provided, that if such Indebtedness is not incurred pursuant to the preceding clause (y), such Indebtedness shall not be amended, modified or otherwise supplemented such that such Foreign Subsidiary will become subject to any such restriction or limitation referred to in such clause unless such Indebtedness could then be Incurred pursuant to such clause; and any Refinancing Indebtedness with respect to any such Indebtedness;

                  (11) Indebtedness of the Company or any Restricted Subsidiary
            in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to $95.0 million;

                  (12) Indebtedness of any Restricted Subsidiary that is
            permitted to be Incurred under the Senior Credit Facility or any Indenture; and

                  (13) Indebtedness under the Interim Loan Facility, in an
            aggregate principal amount not to exceed $40.0 million outstanding at any time.

      (C) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (l)(iii)(B) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

      (D) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

      (iv) Withholding. Notwithstanding any other provision of this Certificate of Designation, in the event that the Company makes any tax payment in respect of any share of Junior Preferred Stock (including but not limited to any withholding tax payment made by the Company under Chapter 3 of Subtitle A of the
Code):

      (A) if the tax payment is in respect of a cash distribution made on such share, the amount of such cash distribution paid to the Holder of such share shall be reduced by the amount of such tax payment, provided that for all purposes hereof the Holder of such share shall be treated as having received the amount of such tax payment as part of such cash distribution and as having paid over such tax payment to the taxing authority to which it was paid; and

      (B) if the tax payment is not in respect of a cash distribution made on such share (or exceeds a cash distribution made on such share), the Liquidation Preference of such share as of the time of such tax payment shall be reduced by the amount of such tax payment (or the amount of such excess) through an increase (without duplication) in the Adjustment Amount.

If and to the extent that a Holder of any share of Junior Preferred Stock remits cash to the Company for the specified purpose of funding a tax payment to be made by the Company in respect of such share, and such cash is received by the Company prior to the time that the Company makes such tax payment, then such tax payment shall be disregarded for purposes of the preceding sentence. If requested by any Holder of any share of Junior Preferred Stock, the Company shall consult in good faith with such Holder concerning the Company's obligations to make any tax payments in respect of such share.

      (v) Register. The Company shall keep a register of the Holder of each share of Junior Preferred Stock and the Adjustment Amount (if any) with respect to each such share.

      (m) Restrictions on Transfer.

      (i) Restriction. Unless a Redemption Notice has been given by the Company, the Junior Preferred Stock shall not be Transferred, directly or indirectly, by any Holder (other than by or to the Company or a Subsidiary thereof) (x) unless the minimum number of shares to be Transferred shall be at least 10,000 and (y) except as provided in this paragraph (m). Notwithstanding the foregoing, the restrictions set forth in paragraph (m) (v) below shall not apply in the case of a Transfer by the Holder to a direct or indirect Subsidiary of NEC that remains such a Subsidiary.

      (ii) Restrictive Legend. Except as otherwise permitted by this paragraph
(m), each certificate for Junior Preferred Stock shall be registered in the stock register of the Company and be stamped or otherwise imprinted with a legend in substantially the following form:

      "EACH SHARE OF JUNIOR PREFERRED STOCK MAY HAVE ITS OWN LIQUIDATION PREFERENCE AND STATED AMOUNT, WHICH MAY BE SIGNIFICANTLY GREATER OR LESS THAN OTHER SHARES. ABSENT MANIFEST ERROR, THE AMOUNT OF LIQUIDATION PREFERENCE SET FORTH IN THE STOCK REGISTER FOR EACH NUMBERED SHARE SHALL BE CONCLUSIVE. PROSPECTIVE TRANSFEREES SHOULD REFER TO THE STOCK REGISTER TO DETERMINE THE LIQUIDATION PREFERENCE OF ANY SHARES THAT THEY MAY BE RECEIVING."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION OF THE JUNIOR EXCHANGEABLE PREFERRED STOCK OF THE COMPANY FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH CERTIFICATE OF DESIGNATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF NA HOLDING CORPORATION."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO NA HOLDING CORPORATION AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO NA HOLDING CORPORATION, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR NA HOLDING CORPORATION, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY

      APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR AN EXEMPTION THEREFROM."

      "ANY TRANSFEREE OF THE SHARES REPRESENTED BY THIS CERTIFICATE (EITHER OF THE ORIGINAL HOLDER OF THE SHARES OR ANY TRANSFEREE OF SUCH HOLDER) BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH
      (III)IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF
      THE UNITED STATES, AND SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SHARES REPRESENTED BY THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTION REFERRED TO ABOVE."

      (iii) Notice of Proposed Transfer. Subject to the rights of the Company under paragraphs (m)(iv) and (m)(v), prior to any Transfer of any shares of Junior Preferred Stock that are not registered under an effective registration statement under the Securities Act, the Holder of such shares of Junior Preferred Stock shall give written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer by completing the form of Transfer Notice attached hereto as Annex B, the text of which will appear on the reverse side of the certificate evidencing shares of Junior Preferred Stock. Each certificate for Junior Preferred Stock, if any, issued upon or in connection with such Transfer shall bear the appropriate restrictive legend set forth in paragraph (m)(ii), unless, in the opinion of counsel to the Company, such legend is no longer required to ensure compliance with the Securities Act.

      (iv) [Intentionally Omitted]

      (v) Company Consent. Notwithstanding any other provision of this Certificate of Designation (other than the second sentence of paragraph (m)(i)), no Transfer of the shares of Preferred Stock will be permitted, and the Company shall have no obligation to record any such Transfer, unless the Company shall have consented to the Transfer in writing, such consent not to be unreasonably withheld, provided that (A) for the avoidance of doubt the Company may take into account the withholding taxes (if any) that would be applicable in respect of the proposed transferee and (B) this paragraph (m)(v) shall not apply in the case of a Transfer of shares of Junior Preferred Stock with respect to which a Redemption Notice has been delivered and is currently in effect.

      (n) Definitions.

      (1) Rules of Construction. For all purposes of this Certificate of Designation, except as otherwise expressly provided or unless the context otherwise requires:

      (A) the terms defined in this Certificate of Designation have the meanings assigned to them in this Certificate of Designation;

      (B) "or" is not exclusive;

      (C) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

      (D) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Certificate of Designation as a whole and not to any particular paragraph or other subdivision;

      (E) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

      (F) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation" if not expressly followed by such phrase or the phrase "but not limited to"; and

      (G) any reference to a paragraph refers to the specified paragraph of the Certificate of Designation.

      (2) Specific Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Additional Notes" has the meaning specified in the applicable Indenture.

      "Adjustment Amount" means, with respect to any share of Junior Preferred Stock at any time, the sum of (i) the aggregate amount of the reductions made with respect to such share pursuant to paragraph (1)(iv)(B) and (ii) an amount, as of any time, equal to the quotient of (A) an aggregate amount equal to, for each year until and including the fifth anniversary of the Issue Date, one half of the excess of (x) all interest paid or accrued (whether or not paid) on the Notes (excluding any Additional Notes), the Senior Discount Notes and $25.0 million aggregate principal amount of borrowings under the Tranche B Term Loan Facility (as such term is defined in the Senior Credit Facility) as of such time over (y) all interest that would have been paid or accrued as of such time on debt securities in an aggregate principal amount of $210 million (the "Base Amount") with the same final Stated Maturity as the Notes and bearing interest at 12% per annum, with semi-annual interest payments (based on a 360-day year consisting of twelve 30-day months) and no principal payment due prior to such final Stated Maturity divided by (B) the total number of outstanding shares of Junior Preferred Stock, provided that the aggregate amount determined under this clause (ii) for any year with respect to all outstanding shares of Junior Preferred Stock shall not exceed $2.5 million (the "Annual Cap"). In the event, prior to the fifth anniversary, of (a) an optional redemption of any Notes or Senior Discount Notes or (b) an optional prepayment of up to $25 million in aggregate principal amount of the Tranche B Term Loan (any such redemption or prepayment, a "Redemption Amount"), (1) the Base Amount shall be reduced by the Redemption Amount and (2) the Annual Cap shall thereafter be equal to the difference between (X) $2.5 million and (Y) an amount equal to $2.5 million multiplied by a fraction, the numerator of which is the Redemption Amount and the denominator of which is the Base Amount.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any moving or storage company or contractor, or other Person, that provides sales, packing, warehousing, hauling or other services in connection with the ordinary course of business or operations of the Company or any of its Subsidiaries, or any Affiliate of any such Agent.

      "Agent Guarantee" means any Guarantee by the Company, NAVL or any Restricted Subsidiary of Indebtedness or other obligations of any Agent.

      "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

      "Allied Acquisition" means the acquisition of Capital Stock and/or assets of certain Subsidiaries of NFC engaged in moving services businesses pursuant to the Acquisition Agreement dated as of September 14, 1999 between the Company and NFC, and the other transactions contemplated thereby.

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

      "Board" means the Board of Directors of the Company or NAVL, or any committee thereof duly authorized to act on behalf of such Board.

      "Board of Directors" has the meaning specified in the first paragraph of this Certificate of Designation.

      "Borrowing Base" means 85% of accounts receivables of NAVL and its Restricted Subsidiaries (determined in accordance with GAAP as of the end of the most recently ended fiscal quarter for which consolidated financial statements of NAVL are available).

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

      "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "CD&R" means Clayton, Dubilier & Rice, Inc.

      "CD&R Fund" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (together with any successor investment vehicle managed by CD&R).

      "Change of Control" means:

(A) a Change of Control Triggering Event (as defined in the Indentures) has occurred and is continuing (without waiver under the respective Indenture); and

(B) (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

      (2) the Company sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders or the Company or one or more Subsidiaries thereof); or

      (3) during any period of two consecutive years (during which period the Junior Preferred Stock shall have been outstanding), individuals who at the beginning of such period were members of the Board of Directors (together with any new members thereof whose election by the Board of Directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of the Board of Directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

      "Change of Control Default" has the meaning specified in the definition of "Mandatory Redemption Event" below.

      "Change of Control Purchase Price" has the meaning specified in paragraph
(h)(i).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission

      "Common Stock" has the meaning specified in paragraph (b).

      "Company" has the meaning specified in the first paragraph of this Certificate of Designation.

      "Consolidated Coverage Ratio" of the Company or NAVL, respectively, as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of such Parent for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Parent are available to (ii) Consolidated Interest Expense of such Parent for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Allied Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that

            (1) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

            (2) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

            (3) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to
      (A) the Consolidated Interest Expense attributable to any Indebtedness of such Parent or any Restricted Subsidiary of such Parent repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to such Parent and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary of such Parent is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent such Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

            (4) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary of such Parent, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

            (5) if since the beginning of such period, any Person became a Restricted Subsidiary of such Parent or was merged or consolidated with or into of such Parent or any Restricted Subsidiary of such Parent, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by such Parent or a Restricted Subsidiary of such Parent during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof may include anticipated cost savings relating to any such Sale, Purchase or other transaction that the Company or NAVL reasonably believes in good faith could have been achieved during the relevant four quarter period as a result of such Sale, Purchase or other transaction (provided that both (i) such cost savings were identified and quantified in an Officer's Certificate at the time of the consummation of such transaction and (ii) with respect to each such transaction completed prior to the 90th day preceding the relevant date of determination, actions were commenced or initiated by the Company or NAVL within 90 days of the consummation of such transaction to effect such cost savings identified in such Officer's Certificate and with respect to any other transaction, such Officer's Certificate sets forth the specific steps to be taken within the 90 days after the consummation of such transaction to accomplish such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the avenge daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company or NAVL to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

      "Consolidated EBITDA" of the Company or NAVL, respectively, means, for any period, the Consolidated Net Income of such Parent for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:
(i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Certificate of Designation (whether or not consummated or incurred) and (v) the amount of any minority interest expense. To the extent Consolidated EBITDA of such Parent would otherwise include the amount of any Receivables Fees excluded from Consolidated Interest Expense of such Parent pursuant to clause (iii) of the definition of Consolidated Interest Expense, Consolidated EBITDA of such Parent shall be reduced by such amount.

      "Consolidated Interest Expense" of the Company or NAVL, respectively, means, for any period, (i) the total interest expense of such Parent and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income of such Parent, net of any interest income of such Parent and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Parent or any Restricted Subsidiary of such Parent (other than Indebtedness Guaranteed under any Management Guarantee or Agent Guarantee, except to the extent the interest thereon is actually being paid by such Parent or a Restricted Subsidiary thereof, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus
(ii) dividends paid in cash in respect of Disqualified Stock of such Parent or a Restricted Subsidiary of such Parent or in respect of Preferred Stock of a Restricted Subsidiary of such Parent and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined alter giving effect to any net payments made or received by such Parent and its Restricted Subsidiaries with respect to Interest Rate Agreements.

      "Consolidated Net Income" of the Company or NAVL, respectively, means, for any period, the net income (loss) of such Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends (including dividends in respect of any Junior

Preferred Stock); provided, that there shall not be included in such Consolidated Net Income:

            (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary of such Parent, except that (A) subject to the limitations contained in clause (iv) below, such Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to such Parent or a Restricted Subsidiary of such Parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of such Parent, to the limitations contained in clause (iii) below) and (B) such Parent's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of such Parent or any of its Restricted Subsidiaries in such Person,

            (ii) any net income (loss) of any Person acquired by such Parent or a Restricted Subsidiary of such Parent in a pooling of interests transaction for any period prior to the date of such acquisition,

            (iii) any net income (loss) of any Restricted Subsidiary of NAVL if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to NAVL by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Certificate of Designation, the Notes, the Senior Discount Notes or any Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iv) below, NAVL's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to NAVL or another Restricted Subsidiary of NAVL (subject, in the case of a dividend that could have been made to another Restricted Subsidiary of NAVL, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of NAVL or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

            (iv) any gain or loss realized upon the sale or other disposition of any asset of such Parent or any Restricted Subsidiary of such Parent (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board),

            (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Allied Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Allied Acquisition, and (c) fees, expenses and charges associated with the Allied Acquisition or any acquisition, merger or consolidation after the Issue Date),

            (vi) the cumulative effect of a change in accounting principles,

            (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

            (viii) any unrealized gains or losses in respect of Currency Agreements,

            (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

            (x) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

      In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company or NAVL will prepare an Officer's Certificate promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

      "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill) shown on the consolidated balance sheet of NAVL and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including any property or assets being acquired in connection therewith).

      "Consolidation" means for the Company or NAVL, respectively, the consolidation of the accounts of each of the Restricted Subsidiaries of such Parent with those of such Parent in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Parent, but the interest of such Parent or any Restricted Subsidiary of such Parent in any Unrestricted Subsidiary of such Parent will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

      "Conversion Date" has the meaning specified in paragraph (1)(i)(D)(3).

      "Conversion Event" has the meaning specified in paragraph (1)(i)(D)(1).

      "Conversion Notice" has the meaning specified in paragraph (1)(i)(D)(1).

      "Credit Facilities" means, one or more of (x) the Senior Credit Facility and (y) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

      "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

      "Debt Agreements" means the Senior Credit Facility, the Indentures, the Notes and the Senior Discount Notes, and any refinancing thereof, provided that any agreement governing any such refinancing shall not be a Debt Agreement to the extent that it imposes greater restrictions on the payment of cash dividends on, or the mandatory redemption or purchase of, the Junior Preferred Stock than the Debt Agreement thereby refinanced.

      "Default Amount" means (i) $0 for any date during the period beginning on the Issue Date and ending on the date before the first Dividend Payment Date falling on or after the 63-month anniversary of the Issue Date and (ii) as of any other date, the lesser of (A) the aggregate amount of dividends actually permitted under the Debt Agreements to have been declared and paid by the Company on the Junior Preferred Stock on each Dividend Payment Date that occurs during the period beginning on the first Dividend Payment Date falling on or after the 63-month anniversary of the Issue Date and ending on such date, (B) the aggregate amount of dividends actually permitted under the Debt Agreements to have been declared and paid by NAVL to the Company on each such Dividend Payment Date for the purpose of paying dividends on the Junior Preferred Stock on such respective Dividend Payment Date and (C) the sum of the Minimum Amounts applicable to each Dividend Payment Date that occurs during the period beginning on the first Dividend Payment Date falling on or after the 63-month anniversary of the Issue Date and ending on such date.

      "Default Rate" means a quarterly rate equal to (i) 1.50% in the case of each Dividend Payment Date occurring during the one-year period beginning on the first Dividend Payment Date falling on or after the 63-month anniversary of the Issue Date and (ii) 1.75% in the case of each Dividend Payment Date falling on or after the 75-month anniversary of the Issue Date.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or NAVL to repurchase such Capital Stock upon the occurrence of an event described therein as a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or NAVL may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with paragraph (1)(ii) above, (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees and may be required to be repurchased by the Company or NAVL in order to satisfy applicable regulatory obligations shall not constitute Disqualified Stock and (c) the Junior Preferred Stock shall not constitute Disqualified Stock.

      "Dividend Default" means the failure of the Company to have declared and paid dividends on the Junior Preferred Stock as of any date (other than any date as of which the Default Amount is $0) in an amount at least equal to the Default Amount as of such date.

      "Dividend Payment Date" means March 15, June 15, September 15 and December 15 of each year.

      "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

      "Domestic Subsidiary" of the Company or NAVL, respectively, means any Restricted Subsidiary of such Parent other than a Foreign Subsidiary of such Parent.

      "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) of the Company or NAVL (x) that is a sale of Capital Stock of the Company or NAVL or (y) proceeds of which are contributed to the Company or any of its Restricted Subsidiaries.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Date" has the meaning specified in paragraph (g)(i)(A).

      "Exchange Debentures" means the Subordinated Exchange Debentures of the Company due 2010 and any Exchange Debentures issued as payment in kind interest thereon.

      "Exchange Notice" has the meaning specified in paragraph (g)(i)(A).

      "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

      "Foreign Subsidiary" of the Company or NAVL, respectively, means (a) any Restricted Subsidiary of such Parent that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and
(b) any Restricted Subsidiary of such Parent that has no material assets other than securities of one or more

Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

      "Foreign Subsidiary Coverage Ratio" of the Company or NAVL, respectively, as of any date of determination means the ratio of (i) the combined portion attributable to Foreign Subsidiaries of such Parent, taken as a whole, of the aggregate amount of Consolidated EBITDA of such Parent for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Parent are available to (ii) the combined portion attributable to Foreign Subsidiaries of such Parent, taken as a whole, of Consolidated Interest Expense of such Parent for such four fiscal quarters, all calculated after giving effect to all intercompany eliminations applied in preparing the relevant consolidated financial statements of such Parent (and without giving effect to clause (iii) of the definition of the term Consolidated Net Income as it relates to restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to NAVL or any Domestic Subsidiary of NAVL, but giving effect to such clause as it relates to any such restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary of NAVL to another Foreign Subsidiary of NAVL), and otherwise in accordance with the definition of the term "Coverage Ratio" (including but not limited to in accordance with all pro forma and other adjustments provided for in such definition).

      "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Foreign Subsidiary Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Tangible Assets," all defined terms in this Certificate of Designation to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes under this Certificate of Designation), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Certificate of Designation shall be computed in conformity with GAAP.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "Holder" means a holder of shares of Junior Preferred Stock in whose name the certificate representing such shares is registered in the stock register of the Company.

      "Holding Expenses" means (i) costs (including all professional fees and expenses) incurred by the Company to comply with its reporting obligations under federal or state laws or under any Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of the Company owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) fees and expenses payable by the Company in connection with the Transactions,
(iv) other operational expenses of the Company incurred in the ordinary course of business, and (v) expenses incurred by the Company in connection with any public offering of Capital Stock or Indebtedness.

      "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

      "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

      (i)   the principal of indebtedness of such Person for borrowed money,

      (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

      (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

      (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

      (v)   all Capitalized Lease Obligations of such Person,

      (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of NAVL other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board or the board of directors or other governing body of the issuer of such Capital Stock),

      (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

      (viii) Guarantees of all Indebtedness of other Persons to the extent so Guaranteed by such Person, and

      (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

      The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in paragraph (1), or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP. The Junior Preferred Stock shall not constitute Indebtedness.

      "Indentures" mean the Note Indenture, the Senior Discount Note Indenture and the Senior Discount Loan Agreement.

      "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

      "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

      "Interim Loan Facility" means the loan agreement dated as of the Issue Date among the Company, The Chase Manhattan Bank and Bank of America (or affiliates of such institutions), together with any notes, guarantees, pledge agreements, security agreements, other collateral documents, and other agreements, instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

      "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

      "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, Agents, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. A Guarantee shall not be deemed to be or give rise to an Investment until such Guarantee is funded (in whole or in part). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

      "Issue Date" means the date on which the Junior Preferred Stock is originally issued by the Company under this Certificate of Designation.

      "Junior Payment" has the meaning specified in paragraph (1)(ii)(A).

      "Junior Preferred Stock" has the meaning specified in paragraph (a).

      "Junior Securities" has the meaning specified in paragraph (b)(i).

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "Liquidation Preference" has the meaning specified in paragraph (a).

      "Management Advances" means (1) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) loans to Management Investors of funds applied to purchase Management Stock in an aggregate principal amount not exceeding $10.0 million outstanding at any time (less the aggregate principal amount of then outstanding borrowings by Management Investors then guaranteed by the Company or NAVL pursuant to clause (x) of the definition of Management Guarantees), (4) Management Guarantees, or (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under paragraph (1)(iii).

      "Management Agreements" means, collectively, the Consulting Agreement, dated as of March 30, 1998, among the Company, NAVL and CD&R (and, in each case, its respective permitted successors and assigns thereunder) and the Indemnification Agreement, dated as of March 30, 1998, among the Company, NAVL, CD&R and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited Partnership (and, in each case, its respective permitted successors and assigns), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

      "Management Guarantees" means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock outstanding at any time (less the aggregate principal amount of then outstanding loans made to Management Investors by the Company or

NAVL pursuant to clause (3) of the definition of Management Advances) or (y) made on behalf of or in respect of loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

      "Management Investors" means the officers, directors, employees and other members of the management of the Company, NAVL or any of their respective Subsidiaries (or of any Agent), or family members or relatives thereof or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, or any Agent, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or NAVL.

      "Management Stock" means Capital Stock of the Company or NAVL (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

      "Mandatory Redemption Event" has occurred if (1) there is a Dividend Default for four consecutive quarterly periods; (2) the Company is permitted by the Debt Agreements but fails to discharge any redemption obligation of the Junior Preferred Stock when required, and NAVL is permitted by the Debt Agreements to dividend sufficient funds to the Company for such purpose; (3) the Company is permitted by the Debt Agreements but fails to make an Offer to purchase all outstanding shares of Junior Preferred Stock following a Change of Control if such Offer to purchase is required to be made pursuant to paragraph
(h) hereof or fails to purchase shares of Junior Preferred Stock when required from Holders who elect to have such shares purchased pursuant to such Offer (a "Change of Control Default"), and in each case NAVL is permitted by the Debt Agreements to dividend sufficient funds to the Company for the purpose of purchasing all such outstanding shares or all such shares of electing Holders, as the case may be; or (4) the Company breaches or violates one of the provisions set forth in paragraph (1) hereof and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Junior Preferred Stock then outstanding and there has been an acceleration of the maturity of the outstanding indebtedness under any Debt Agreements.

      "Mandatory Redemption Price" has the meaning specified in paragraph
(e)(ii).

      "Minimum Amount" means, with respect to any Dividend Payment Date, an amount equal to the product of the Default Rate with respect to such date and the aggregate Stated Amounts as of such date of each share of Junior Preferred Stock.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "NAVL" means North American Van Lines, Inc., a Delaware corporation, and any successor thereto.

      "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

      "NFC" means NFC plc, a company organized under the laws of England and Wales.

      "Note Guarantor" means any Restricted Subsidiary that enters into a Guarantee of any Notes.

      "Noteholder" means the Person in whose name a Note is registered in the applicable Note register of the Company.

      "Notes" means the 13 3/8% Senior Subordinated Notes of NAVL due 2009 issued under the Note Indenture, in an aggregate principal amount of $150.0 million, any Exchange Notes (as defined in the Note Indenture) and any Additional Notes.

      "Note Indenture" means the Indenture, dated as of the Issue Date, between NAVL and State Street Bank and Trust Company, as Trustee, pursuant to which Notes are issued, as such Indenture may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Note Indenture or one or more other credit agreements, indentures or financing agreements or otherwise).

      "Offer" has the meaning specified in paragraph (h)(i).

      "Officer" means, with respect to the Company or NAVL, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of this Certificate of Designation by the Board).

      "Officer's Certificate" means a certificate signed by one Officer of the Company or NAVL.

      "Opinion of Counsel" means a written opinion from Debevoise & Plimpton, or other legal counsel who is reasonably acceptable to the Holders of a majority of the outstanding shares of the Junior Preferred Stock. The counsel may be an employee of or counsel to the Company or NAVL.

      "Optional Redemption Price" has the meaning specified in paragraph
(e)(i)(A).

      "Parent" means the Company or NAVL, as the case may be.

      "Parity Securities" has the meaning specified in paragraph (b)(ii).

      "Permitted Holder" means any of the following: (i) any of CD&R Fund, the Management Investors, CD&R and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CD&R and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company or NAVL.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Public Offering" any underwritten public offering of Common Stock led by one or more underwriters at least one of which is of nationally recognized standing pursuant to an effective registration statement under the Securities Act.

      "Purchase Date" with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are purchased by the Company as contemplated by paragraph (h) above.

      "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

      "Purchase Notice" has the meaning specified in paragraph (h)(i).

      "QIB" or "Qualified Institutional Buyer" means a "qualified institutional buyer," as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

      "Quarterly Dividend Period" shall mean the quarterly period commencing on each March 15, June 15, September 15 and December 15 and ending on the day before the following Dividend Payment Date.

      "Qualified Proceeds" means property or assets that are used, usable or useful in, or a majority of the Voting Stock of any Person engaged in, a Related Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board in good faith.

      "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

      "Receivables Entity" means (x) any Receivables Subsidiary or (vi) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

      "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary of NAVL in connection with, any Receivables Financing.

      "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

      "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board.

      "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

      "Redemption Date" with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Company.

      "Redemption Notice" has the meaning specified in paragraph (e)(iii).

      "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Certificate of Designation shall have a correlative meaning.

      "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with this Certificate of Designation (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Certificate of Designation) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if; the Indebtedness being refinanced is Junior Securities, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

      "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

      "Resolution" has the meaning specified in the recitals.

      "Restricted Subsidiary" means any Subsidiary of the Company (or in the case of NAVL, of NAVL) other than an Unrestricted Subsidiary of such Parent.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Agreement" means the credit agreement dated as of the Issue Date, 1999, among NAVL, any other Subsidiaries of the Company party thereto from time to time, the banks and other financial institutions party thereto from time to time, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank as collateral agent and administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

      "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

      "Senior Discount Notes" means (1) the Indebtedness of the Company under the Senior Discount Loan Agreement, with an initial accreted value of $35.0 million in the aggregate, and (2) the 16% Senior Discount Notes of the Company due 2009 issued or to be issued under the Senior Discount Note Indenture, in exchange or substitution for Indebtedness under the Senior Discount Loan Agreement, together with any Exchange Notes (as defined in the Senior Discount
Note Indenture) and any Additional Notes.

      "Senior Discount Loan Agreement" means the Loan Agreement, dated as of the Issue Date, among the Company and Blue Ridge Investments, LLC and The Chase Manhattan Bank, N.A. as initial Lenders thereunder, as such Loan Agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Loan Agreement or one or more other credit agreements, indentures or financing agreements or otherwise).

      "Senior Discount Note Indenture" means the Indenture between the Company and the relevant Trustee, pursuant to which Senior Discount Notes are issued, as such Indenture may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Senior Discount Note Indenture or one or more other credit agreements, indentures or financing agreements or otherwise).

      "Senior Securities" has the meaning specified in paragraph (b)(iii).

      "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Special Redemption Price" has the meaning specified in paragraph
(e)(i)(B).

      "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) that are reasonably customary in connection with a Financing Disposition (as determined by the Company in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation,

      "Stated Amount" means, as to any share of Junior Preferred Stock at any time, the sum of: (i) the Liquidation Preference of such share as of such time, plus (ii) the amount of any accumulated and unpaid dividends with respect to such share as calculated pursuant to paragraph (c)(i) as of such time.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

      "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

      "Successor Company" has the meaning specified in paragraph (1)(i).

      "Successor Company Stock" has the meaning specified in paragraph
(1)(i)(A).

      "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

      "Transactions" means, collectively, the Allied Acquisition, the offering and issuance of the Notes and the Senior Discount Notes, the initial borrowings under the Senior Credit Facility and the Interim Loan Facility, the issuance by the Company of Capital Stock as part of the consideration for the Allied Acquisition, and all other related transactions.

      "Transfer" unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

      "Unrestricted Subsidiary" means for the Company or NAVL, respectively, (i) any Subsidiary of such Parent that at the time of determination is an Unrestricted Subsidiary, as designated by the Board in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary of such Parent. The Board may designate any Subsidiary of such

Parent (including any newly acquired or newly formed Subsidiary of such Parent) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, NAVL or any other Restricted Subsidiary of NAVL that is not a Subsidiary of the Subsidiary to be so designated. The Board may designate any Unrestricted Subsidiary of such Parent to be a Restricted Subsidiary of such Parent; provided, that immediately after giving effect to such designation either (x) the Company or NAVL could incur at least $1.00 of additional Indebtedness under paragraph (1)(ii)(A) or (y) the Consolidated Coverage Ratio of the Company or NAVL would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board shall be evidenced by an Officer's Certificate certifying that such designation complied with the foregoing provisions.

      "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

      IN WITNESS WHEREOF, NA Holding Corporation has caused this Certificate of Designation to be signed by R. Barry Uber, its President and Chief Executive Officer, on the date and year first above written.

                                        NA HOLDING CORPORATION


                                        By: /s/ R. Barry Uber
                                            ------------------------------------
                                            Name:  R. Barry Uber
                                            Title: President and Chief
                                                   Executive Officer

                                                       Annex A to Certificate of
                                          Designation for Junior Preferred Stock

          THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES
           LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF
           SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT
            AND ANY OTHER APPLICABLE SECURITIES LAWS, AS MORE FULLY
                   PROVIDED IN SECTION 8.3 OF THIS DEBENTURE.

          EACH DEBENTURE MAY HAVE ITS OWN PRINCIPAL AMOUNT AND STATED
         AMOUNT, WHICH MAY BE SIGNIFICANTLY GREATER OR LESS THAN OTHER
           DEBENTURES. ABSENT MANIFEST ERROR, THE AMOUNT OF PRINCIPAL
          AMOUNT SET FORTH IN THE REGISTER FOR EACH DEBENTURE SHALL BE
            CONCLUSIVE. PROSPECTIVE TRANSFEREES SHOULD REFER TO THE
          REGISTER TO DETERMINE THE PRINCIPAL AMOUNT OF ANY DEBENTURES
                          THAT THEY MAY BE RECEIVING.

           [OTHER LEGENDS, IF ANY, TO BE INCLUDED AS REQUIRED BY LAW]

                             NA HOLDING CORPORATION

            Junior Subordinated Exchange Debentures due [___], 2010

Certificate No. ___, representing
[Number of Debentures] and                                        New York, N.Y.
$[Stated Amount under
Certificate of Designation]
in aggregate initial Principal Amount                             _________, ___

                                   ARTICLE 1
                               OBLIGATION TO PAY

            FOR VALUE RECEIVED, the undersigned, NA Holding Corporation, a Delaware corporation (the "Company"), promises to pay to _____________, a company organized under the laws _____________, or any registered assign thereof (collectively, the "Holder"), the principal amount of $[Stated Amount under Certificate of Designation], as adjusted from time to time in accordance with the following sentence (as so adjusted, the "Principal Amount") on [____], 2010, with interest on the unpaid balance of such principal amount outstanding from time to time, at the rates per annum and in the manner set forth below, payable as provided below after the Exchange Date (as defined in Section 2.1), until such unpaid balance shall become due and payable (whether at maturity, upon any prepayment, or otherwise). As of any time, the Principal Amount of any Debenture represented by this Debenture Certificate (1) shall be an amount equal to the excess of principal amount outstanding from time to time of such Debenture over the Adjustment Amount with respect to such Debenture, and (2) for the avoidance of doubt shall not include accrued and unpaid interest.

      The Debentures shall bear interest, commencing on the Exchange Date, and interest shall be paid or, if accrued and unpaid, compounded, quarterly on each Interest Payment Date, at a rate per annum equal to 12.4%, calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest, when paid, shall be paid as set forth in Article III and Section 4.2 hereof.

                                   ARTICLE 2
                                  DEFINITIONS

            Section 2.1 Definitions.

            For all purposes of this Debenture Certificate and the Debentures represented thereby, except as otherwise expressly provided or unless the context otherwise requires:

            (A) the terms defined in this Debenture Certificate have the meanings assigned to them in this Debenture Certificate;

            (B) "or" is not exclusive;

            (C) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (D) the words "herein" "hereof" and "hereunder", this "Debenture Certificate" and other words of similar import refer to this Debenture Certificate as a whole and not to any particular paragraph or other subdivision;

            (E) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

            (F) the words "include" "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation" if not expressly followed by such phrase or the phrase "but not limited to"; and

            (G) any reference to a paragraph refers to the specified paragraph of the Debenture Certificate.

            (2) Specific Definitions. As used in this Debenture Certificate, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Additional Notes" has the meaning specified in the applicable Indenture.

            "Adjustment Amount" means, with respect to any Debenture at any time, the sum of (i) the aggregate amount of the reductions made with respect to such Debenture pursuant to Section 6.4(B) and (ii) an amount, as of any time, equal to the quotient of (A) an aggregate amount equal to, for each year until and including the fifth anniversary of the Issue Date, one half of the excess of
(x) all interest paid or accrued (whether or not paid) on the Notes (excluding any Additional Notes), the Senior Discount Notes and $25.0 million aggregate principal amount of borrowings under the Tranche B Term Loan Facility (as such term is defined in the Senior Credit Facility) as of such time over (y) all interest that would have been paid or accrued as of such time on debt securities in an aggregate principal amount of $210 million (the "Base Amount") with the same final Stated Maturity as the Notes and bearing interest at 12% per annum, with semi-annual interest payments (based on a 360-day year consisting of twelve 30-day months) and no principal payment due prior to such final Stated Maturity divided by (B) the total number of outstanding shares of Junior Preferred Stock (prior to the Exchange Date) or Debentures (on and after the Exchange Date), provided that the aggregate amount determined under this clause (ii) for any year with respect to all outstanding shares of Junior Preferred Stock (prior to the Exchange Date) or Debentures (on and alter the Exchange Date) shall not exceed $2.5 million (the "Annual Cap"). In the event, prior to the fifth anniversary, of (a) an optional redemption of any Notes or Senior Discount Notes or (b) an optional prepayment of up to $25 million in aggregate principal amount of the Tranche B Term Loan (any such redemption or prepayment, a "Redemption Amount"), (1) the Base Amount shall be reduced by the Redemption Amount and (2) the Annual Cap shall thereafter be equal to the difference between (X) $2.5 million and (Y) an amount equal to $2.5 million multiplied by a fraction, the numerator of which is the Redemption Amount and the denominator of which is the Base Amount.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means any moving or storage company or contractor, or other Person, that provides sales, packing, warehousing, hauling or other services in connection with the ordinary course of business or operations of the Company or any of its Subsidiaries, or any Affiliate of any such Agent.

            "Agent Guarantee" means any Guarantee by the Company, NAVL or any Restricted Subsidiary of Indebtedness or other obligations of any Agent.

            "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

            "Allied Acquisition" means the acquisition of Capital Stock and/or assets of certain Subsidiaries of NFC engaged in moving services businesses pursuant to the Acquisition Agreement dated as of September 14, 1999 between the Company and NFC, and the other transactions contemplated thereby.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

            "Bankruptcy Law" has the meaning set forth in Section 5.1.

            "Board" means the Board of Directors of the Company or NAVL, or any committee thereof duly authorized to act on behalf of such Board.

            "Board of Directors" has the meaning specified in the first paragraph of the Certificate of Designation.

            "Borrowing Base" means 85% of accounts receivables of NAVL and its Restricted Subsidiaries (determined in accordance with GAAP as of the end of the most recently ended fiscal quarter for which consolidated financial statements of NAVL are available).

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Certificate of Designation" means the Certificate of Designation of the powers, preferences and relative, participating, optional and other special rights of the Junior Exchangeable Preferred Stock due 2010, par value $0.01 per share, of the Company.

            "CD&R" means Clayton, Dubilier & Rice, Inc.

            "CD&R Fund" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership (together with any successor investment vehicle managed by CD&R).

            "Change of Control" means:

      (A) a Change of Control Triggering Event (as defined in the Indentures) has occurred and is continuing (without waiver under the respective Indenture); and

      (B) (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

            (2) the Company sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders or the Company or one or more Subsidiaries thereof); or

            (3) during any period of two consecutive years (during which period the Debentures shall have been outstanding), individuals who at the beginning of such period were members of the Board of Directors (together with any new members thereof whose election by the Board of Directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of the Board of Directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

            "Change of Control Default" has the meaning specified in the definition of "Mandatory Redemption Event" below.

           "Change of Control Purchase Price" has the meaning specified in
Section 7.4(i).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" has the meaning specified in paragraph (b) of the Certificate of Designation.

            "Company" has the meaning specified in the first paragraph of this Debenture Certificate.

            "Consolidated Coverage Ratio" of the Company or NAVL, respectively, as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of such Parent for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Parent are available to (ii) Consolidated Interest Expense of such Parent for such redeemed, defeased or otherwise acquired, retired or discharged with respect to such Parent and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary of such Parent is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent such Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

            (4) if since the beginning of such period, such Parent or any Restricted Subsidiary of such Parent (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary of such Parent, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

            (5) if since the beginning of such period, any Person became a Restricted Subsidiary of such Parent or was merged or consolidated with or into of such Parent or any Restricted Subsidiary of such Parent, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by such Parent or a Restricted Subsidiary of such Parent during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof may include anticipated cost savings relating to any such Sale, Purchase or other transaction that the Company or NAVL reasonably believes in good faith could have been achieved during the relevant four quarter period as a result of such Sale, Purchase or other transaction (provided that both (i) such cost savings were identified and quantified in an Officer's Certificate at the time of the consummation of such transaction and (ii) with respect to each such transaction completed prior to the 9Oth day preceding the relevant date of determination, actions were commenced or initiated by the Company or NAVL within 90 days of the consummation of such transaction to effect such cost savings identified in such Officer's Certificate and with respect to any other transaction, such Officer's Certificate sets forth the specific steps to be taken within the 90 days after the consummation of such transaction to accomplish such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company or NAVL to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

            "Consolidated EBITDA" of the Company or NAVL, respectively, means, for any period, the Consolidated Net Income of such Parent for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Debenture Certificate (whether or not consummated or incurred) and (v) the amount of any minority interest expense. To the extent Consolidated EBITDA of such Parent would otherwise include the amount of any Receivables Fees excluded from Consolidated Interest Expense of such Parent pursuant to clause (iii) of the definition of Consolidated Interest Expense, Consolidated EBITDA of such Parent shall be reduced by such amount.

            "Consolidated Interest Expense" of the Company or NAVL, respectively, means, for any period, (i) the total interest expense of such Parent and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income of such Parent, net of any interest income of such Parent and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Parent or any Restricted Subsidiary of such Parent (other than Indebtedness Guaranteed under any Management Guarantee or Agent Guarantee, except to the extent the interest thereon is actually being paid by such Parent or a Restricted Subsidiary thereof), (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) dividends paid in cash in respect of Disqualified Stock of such Parent or a Restricted Subsidiary of such Parent or in respect of Preferred Stock of a Restricted Subsidiary of such Parent and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by such Parent and its Restricted Subsidiaries with respect to Interest Rate Agreements.

            "Consolidated Net Income" of the Company or NAVL, respectively, means, for any period, the net income (loss) of such Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends (including dividends in respect of any Junior Preferred Stock); provided, that there shall not be included in such Consolidated Net Income:

            (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary of such Parent, except that (A) subject to the limitations contained in clause (iv) below, such Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to such Parent or a Restricted Subsidiary of such Parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of such Parent, to the limitations contained in clause (iii) below) and (B) such Parent's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of such Parent or any of its Restricted Subsidiaries in such Person,

            (ii) any net income (loss) of any Person acquired by such Parent or a Restricted Subsidiary of such Parent in a pooling of interests transaction for any period prior to the date of such acquisition,

            (iii) any net income (loss) of any Restricted Subsidiary of NAVL if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to NAVL by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Debenture Certificate, the Notes, the Senior Discount Notes or any Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iv) below, NAVL's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to NAVL or another Restricted Subsidiary of NAVL (subject, in the case of a dividend that could have been made to another Restricted Subsidiary of NAVL, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of NAVL or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

            (iv) any gain or loss realized upon the sale or other disposition of any asset of such Parent or any Restricted Subsidiary of such Parent (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board),

            (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Allied Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Allied Acquisition, and (c) fees, expenses and charges associated with the Allied Acquisition or any acquisition, merger or consolidation after the Issue Date),

            (vi) the cumulative effect of a change in accounting principles,

            (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

            (viii) any unrealized gains or losses in respect of Currency Agreements,

            (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

            (x) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

      In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company or NAVL will prepare an Officer's Certificate promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

            "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill) shown on the consolidated balance sheet of NAVL and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, on a pro forma basis including any property or assets being acquired in connection therewith).

            "Consolidation" means for the Company or NAVL, respectively, the consolidation of the accounts of each of the Restricted Subsidiaries of such Parent with those of such Parent in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Parent, but the interest of such Parent or any Restricted Subsidiary of such Parent in any Unrestricted Subsidiary of such Parent will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Facilities" means, one or more of (x) the Senior Credit Facility and (y) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

            "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

            "Debenture" means, individually and collectively the Debentures represented by this Debenture Certificate and any other junior subordinated exchange debenture of like terms issued by the Company in exchange for the Debentures represented by this Debenture Certificate (upon a transfer or otherwise) or in lieu of a payment in cash pursuant to Article 1 or Article 4. References to "this Debenture" are to the Debentures represented by this Debenture Certificate.

            "Debt Agreements" means the Senior Credit Facility, the Indentures, the Notes and the Senior Discount Notes, and any refinancing thereof, provided that any agreement governing any such refinancing shall not be a Debt Agreement to the extent that it imposes greater restrictions on the payment of interest on, or the mandatory redemption or purchase of, the Debentures than the Debt Agreement thereby refinanced.

            "Default Amount" means (i) $0 for any date during the period beginning on the Issue Date and ending on the date before the first Payment Date falling on or after the 63-month anniversary of the Issue Date and (ii) as of any other date, the lesser of (A) the aggregate amount of, as the case may be, dividends or interest actually permitted under the Debt Agreements to have been declared (in the case of dividends) and paid by the Company on the Junior Preferred Stock or Debentures on each Payment Date that occurs during the period beginning on the first Payment Date falling on or after the 63-month anniversary of the Issue Date and ending on such date, (B) the aggregate amount of dividends actually permitted under the Debt Agreements to have been declared and paid by NAVL to the Company on each such Payment Date for the purpose of paying dividends on the Junior Preferred Stock or interest on the Debentures on such respective Payment Date and (C) the sum of the Minimum Amounts applicable to each Payment Date that occurs during the period beginning on the first Payment Date falling on or after the 63-month anniversary of the Issue Date and ending on such date.

            "Default Rate" means a quarterly rate equal to (i) 1.50% in the case of each Dividend Payment Date or Interest Payment Date occurring during the one-year period beginning on the first Dividend Payment Date or Interest Payment Date falling on or after the 63-month anniversary of the Issue Date and (ii) 1.75% in the case of each Dividend Payment Date or Interest Payment Date falling on or after the 75-month anniversary of the Issue Date.

            "Designated Senior Indebtedness" means (i) the Bank Indebtedness,
(ii) the Company's obligations under the Notes and the Senior Discount Notes and the Indentures, and (iii) any one or more issues of other Senior Indebtedness specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Debenture.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or NAVL to repurchase such Capital Stock upon the occurrence of an event described therein as a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or NAVL may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.2, (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees and may be required to be repurchased by the Company or NAVL in order to satisfy applicable regulatory obligations shall not constitute Disqualified Stock and (c) the Junior Preferred Stock shall not constitute Disqualified Stock.

            "Dividend Payment Date" means March 15, June 15, September 15 and December 15 of each year.

            "Dividend Period" has the meaning set forth in the Certificate of Designation.

            "Domestic Subsidiary" of the Company or NAVL, respectively, means any Restricted Subsidiary of such Parent other than a Foreign Subsidiary of such Parent.

            "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) of the Company or NAVL (x) that is a sale of Capital Stock of the Company or NAVL or (y) proceeds of which are contributed to the Company or any of its Restricted Subsidiaries.

            "Event of Default" has the meaning specified in Article 5.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Date" has the meaning specified in paragraph (g)(i)(A) of the Certificate of Designation.

            "Exchange Notice" has the meaning specified in paragraph (g)(i)(A).

            "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

            "Foreign Subsidiary" of the Company or NAVL, respectively, means (a) any Restricted Subsidiary of such Parent that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of such Parent that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

            "Foreign Subsidiary Coverage Ratio" of the Company or NAVL, respectively, as of any date of determination means the ratio of (i) the combined portion attributable to Foreign Subsidiaries of such Parent, taken as a whole, of the aggregate amount of Consolidated EBITDA of such Parent for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Parent are available to (ii) the combined portion attributable to Foreign Subsidiaries of such Parent, taken as a whole, of Consolidated Interest Expense of such Parent for such four fiscal quarters, all calculated after giving effect to all intercompany eliminations applied in preparing the relevant consolidated financial statements of such Parent (and without giving effect to clause (iii) of the definition of the term Consolidated Net Income as it relates to restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to NAVL, or any Domestic Subsidiary of NAVL, but giving effect to such clause as it relates to any such restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary of NAVL to another Foreign Subsidiary of NAVL), and otherwise in accordance with the definition of the term "Coverage Ratio" (including but not limited to in accordance with all pro forma and other adjustments provided for in such definition).

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Foreign Subsidiary Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Tangible Assets," all defined terms in this Debenture Certificate to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes under this Debenture Certificate), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Debenture Certificate shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" shall mean the registered owner of this Debenture, as set forth in the Register.

            "Holding Expenses" means (i) costs (including all professional fees and expenses) incurred by the Company to comply with its reporting obligations under federal or state laws or under any Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of the Company owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) fees and expenses payable by the Company in connection with the Transactions, (iv) other operational expenses of the Company incurred in the ordinary course of business, and (v) expenses incurred by the Company in connection with any public offering of Capital Stock or Indebtedness.

            "Incur" means issue, assume, enter into any Guarantee of; incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

      (i) the principal of indebtedness of such Person for borrowed money,

      (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

      (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

      (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

      (v)         all Capitalized Lease Obligations of such Person,

      (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of NAVL other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board or the board of directors or other governing body of the issuer of such Capital Stock),

      (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

      (viii) Guarantees of all Indebtedness of other Persons to the extent so Guaranteed by such Person, and

      (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

      The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in Article VI, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP. The Junior Preferred Stock shall not constitute Indebtedness.

            "Indentures" mean the Note Indenture, the Senior Discount Note Indenture and the Senior Discount Loan Agreement.

            "Interest Default" means the failure of the Company to have paid interest on the Debentures (or dividends on (or Principal Amounts in respect of) the Junior Preferred Stock for which such Debentures were exchanged) as of any date (other than any date as of which the Default Amount is $0) in an amount at least equal to the Default Amount as of such date.

            "Interest Payment Date" means March 15, June 15, September 15 and December 15 of each year.

            "Interest Period" means each Quarterly Interest Period.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

            "Interim Loan Facility" means the loan agreement dated as of the Issue Date among the Company, The Chase Manhattan Bank and Bank of America (or affiliates of such institutions), together with any notes, guarantees, pledge agreements, security agreements, other collateral documents, and other agreements, instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

            "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

            "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, Agents, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. A Guarantee shall not be deemed to be or give rise to an Investment until such Guarantee is funded (in whole or in part). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

            "Issue Date" means the date on which the Junior Preferred Stock was originally issued by the Company under the Certificate of Designation.

            "Junior Payment" has the meaning specified in paragraph (1)(ii)(A).

            "Junior Preferred Stock" has the meaning specified in paragraph (a) of the Certificate of Designation.

            "Junior Securities" has the meaning specified in paragraph (b)(i) of the Certificate of Designation.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Liquidation Preference" has the meaning specified in paragraph (a) of the Certificate of Designation.

            "Majority Holders" has the meaning specified in section 6.1.

            "Management Advances" means (1) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) loans to Management Investors of funds applied to purchase Management Stock in an aggregate principal amount not exceeding $10.0 million outstanding at any time (less the aggregate principal amount of then outstanding borrowings by Management Investors then guaranteed by the Company or NAVL pursuant to clause (x) of the definition of Management Guarantees), (4) Management Guarantees, or (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 6.3.

            "Management Agreements" means, collectively, the Consulting Agreement, dated as of March 30, 1998, among the Company, NAVL and CD&R (and, in each case, its respective permitted successors and assigns thereunder) and the Indemnification Agreement, dated as of March 30, 1998, among the Company, NAVL, CD&R and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited Partnership (and, in each case, its respective permitted successors and assigns), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

            "Management Guarantees" means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock outstanding at any time (less the aggregate principal amount of then outstanding loans made to Management Investors by the Company or NAVL pursuant to clause (3) of the definition of Management Advances) or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

            "Management Investors" means the officers, directors, employees and other members of the management of the Company, NAVL or any of their respective Subsidiaries (or of any Agent), or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, or any Agent, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or NAVL.

            "Management Stock" means Capital Stock of the Company or NAVL (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

            "Mandatory Redemption Event" has occurred if (1) there is an Interest Default for four consecutive quarterly periods; (2) the Company is permitted by the Debt Agreements but fails to discharge any redemption obligation of the Debentures when required, and NAVL is permitted by the Debt Agreements to dividend sufficient funds to the Company for such purpose; (3) the Company is permitted by the Debt Agreements but fails to make an Offer to purchase all outstanding Debentures following a Change of Control if such Offer to purchase is required to be made pursuant to Section 7.4 hereof or fails to purchase Debentures when required from Holders who elect to have such Debentures purchased pursuant to such Offer (a "Change of Control Default"), and in each case NAVL is permitted by the Debt Agreements to dividend sufficient funds to the Company for the purpose of purchasing all such outstanding Debentures or all such Debentures of electing Holders, as the case may be; or (4) the Company breaches or violates one of the provisions set forth in Article 6 hereof and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the Principal Amount of Debentures then outstanding and there has been an acceleration of the maturity of the outstanding indebtedness under any Debt Agreements.

            "Mandatory Redemption Price" has the meaning specified in Section
7.2.

            "Minimum Amount" means, with respect to any Payment Date, an amount equal to the product of the Default Rate with respect to such date and the aggregate Stated Amounts as of such date of each Debenture and each share of Junior Preferred Stock for which such Debenture was exchanged.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "NAVL" means North American Van Lines, Inc., a Delaware corporation, and any successor thereto.

            "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

            "NFC" means NFC plc, a company organized under the laws of England and Wales.

            "Note Guarantor" means any Restricted Subsidiary that enters into a Guarantee of any Notes.

            "Noteholder" means the Person in whose name a Note is registered in the applicable Note register of the Company.

            "Notes" means the 13 3/8% Senior Subordinated Notes of NAVL due 2009 issued under the Note Indenture, in an aggregate principal amount of $150.0 million, any Exchange Notes (as defined in the Note Indenture) and any Additional Notes.

            "Note Indenture" means the Indenture, dated as of the Issue Date, between NAVL and State Street Bank and Trust Company, as Trustee, pursuant to which Notes are issued, as such Indenture may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Note Indenture or one or more other credit agreements, indentures or financing agreements or otherwise).

            "Offer" has the meaning specified in Section 7.4(i).

            "Officer" means, with respect to the Company or NAVL, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the Certificate of Designation or this Debenture Certificate by the Board).

            "Officer's Certificate" means a certificate signed by one Officer of the Company or NAVL.

            "Opinion of Counsel" means a written opinion from Debevoise & Plimpton, or other legal counsel who is reasonably acceptable to the Majority Holders. The counsel may be an employee of or counsel to the Company or NAVL.

            "Optional Redemption Price" has the meaning specified in Section 7.1(a).

            "Parent" means the Company or NAVL, as the case may be.

            "Parity Securities" has the meaning specified in paragraph (b)(ii) of the Certificate of Designation.

            "Payment Date" means March 15, June 15, September 15 and December 15 of each year.

            "Permitted Holder" means any of the following: (i) any of CD&R Fund, the Management Investors, CD&R and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CD&R and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company or NAVL.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "Public Offering" any underwritten public offering of Common Stock led by one or more underwriters at least one of which is of nationally recognized standing pursuant to an effective registration statement under the Securities Act.

            "Purchase Date" with respect to any Debentures, means the date on which such Debentures are purchased by the Company as contemplated by Section
7.4 above.

            "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

            "Purchase Notice" has the meaning specified in Section 7.4(i).

            "QIB" or "Qualified Institutional Buyer" means a "qualified institutional buyer," as that term is defined in Rule 144A under the Securities Act of 1933, as amended.

            "Quarterly Interest Period" shall mean the quarterly period commencing on each March 15, June 15, September 15 and December 15 and ending on the day before the following Interest Payment Date.

            "Qualified Proceeds" means property or assets that are used, usable or useful in, or a majority of the Voting Stock of any Person engaged in, a Related Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board in good faith.

            "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

            "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

            "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary of NAVL in connection with, any Receivables Financing.

            "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

            "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board.

            "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

            "Redemption Date" with respect to any Debentures, means the date on which such Debentures are redeemed by the Company.

            "Redemption Notice" has the meaning specified in Section 7.3.

            "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Debenture Certificate shall have a correlative meaning.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with this

Debenture Certificate (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Debenture Certificate) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Junior Securities, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances indebtedness of an Unrestricted Subsidiary.

            "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

            "Related Dividends" has the meaning set forth in Section 3.4.

            "Residual Principal" has the meaning set forth in Section 3.4.

            "Resolution" has the meaning specified in the recitals of the Certificate of Designation.

            "Restricted Subsidiary" means any Subsidiary of the Company (or in the case of NAVL, of NAVL) other than an Unrestricted Subsidiary of such Parent.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Credit Agreement" means the credit agreement dated as of the Issue Date, 1999, among NAVL, any other Subsidiaries of the Company party thereto from time to time, the banks and other financial institutions party thereto from time to time, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank as collateral agent and administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

            "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

            "Senior Discount Notes" means (1) the Indebtedness of the Company under the Senior Discount Loan Agreement, with an initial accreted value of $35.0 million in the aggregate. and (2) the 16% Senior Discount Notes of the Company due 2009 issued or to be issued under the Senior Discount Note Indenture, in exchange or substitution for Indebtedness under the Senior Discount Loan Agreement, together with any Exchange Notes (as defined in the Senior Discount Note Indenture) and any Additional Notes.

            "Senior Discount Loan Agreement" means the Loan Agreement, dated as of the Issue Date, among the Company and Blue Ridge investments, LLC and The Chase Manhattan Bank, N A. as initial Lenders thereunder, as such Loan Agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Loan Agreement or one or more other credit agreements, indentures or financing agreements or otherwise).

            "Senior Discount Note Indenture" means the Indenture between the Company and the relevant Trustee, pursuant to which Senior Discount Notes are issued, as such Indenture may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Senior Discount Note indenture or one or more other credit agreements, indentures or financing agreements or otherwise).

            "Senior Indebtedness" means the following obligations, whether outstanding on the date of this Debenture or thereafter issued:

            (i) the Designated Senior Indebtedness;

            (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) in respect of (A) all other Indebtedness of the Company or (B) all Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable.

            (iii) all Capital Lease Obligations of the Company;

            (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under Interest Rate Agreements and Currency Hedging Arrangements or (C) issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement;

            (v) all obligations of other Persons of the type referred to in clauses (i), (ii) (iii) and (iv) and all dividends of other Persons for the payment of which, in either case, the Company is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and

            (vi) all obligations of the Company consisting of modifications, renewals, extensions, replacements, refinancings and refundings of any obligations described in clauses (i), (ii), (iii), (iv) or (v);

unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such obligations are not superior in right of payment to this Note; provided, however, that Senior Indebtedness shall not include (1)

Debentures or any other junior subordinated exchange debentures of the Company issued on the date hereof of identical terms as this Debenture (or other debentures of like terms issued by the Company in exchange for such debentures (upon a transfer or otherwise) or in lieu of a payment in cash pursuant to
Article 1 or Article 4 of such debentures, (2) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (3) any Capital Stock of the Company.

            "Senior Securities" has the meaning specified in paragraph (b)(iii) of the Certificate of Designation.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

            "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

            "Special Redemption Price" has the meaning specified in Section 7.1(b).

            "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) that are reasonably customary in connection with a Financing Disposition (as determined by the Company in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

            "Stated Amount" means, as to any Debenture at any time, (A) with respect to any Dividend Payment Date, the "Stated Amount," as defined in the Certificate of Designation, of the Junior Preferred Stock for which such Debenture was exchanged as of such time, and (B) with respect to any Interest Payment Date, the sum of: (i) the Principal Amount of such Debenture as of such time, plus (ii) the amount of any accrued and unpaid interest with respect to such Debenture.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person or (ii) one or more Subsidiaries of such Person.

            "Successor Company" has the meaning specified in Section 6.1.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transactions" means, collectively, the Allied Acquisition, the offering and issuance of the Notes and the Senior Discount Notes, the initial borrowings under the Senior Credit Facility and the Interim Loan Facility, the issuance by the Company of Capital Stock as part of the consideration for the Allied Acquisition, and all other related transactions.

            "Transfer" unless the context otherwise requires, any sale, assignment, pledge or other disposition of any security, or of any interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

            "Unrestricted Subsidiary" means for the Company or NAVL, respectively, (i) any Subsidiary of such Parent that at the time of determination is an Unrestricted Subsidiary, as designated by the Board in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary of such Parent. The Board may designate any Subsidiary of such Parent (including any newly acquired or newly formed Subsidiary of such Parent) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, NAVL or any other Restricted Subsidiary of NAVL that is not a Subsidiary of the Subsidiary to be so designated. The Board may designate any Unrestricted Subsidiary of such Parent to be a Restricted Subsidiary of such Parent; provided, that immediately after giving effect to such designation either (x) the Company or NAVL could incur at least $1.00 of additional Indebtedness under paragraph 6.2(A) or (y) the Consolidated Coverage Ratio of the Company or NAVL would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board shall be evidenced by an Officer's Certificate certifying that such designation complied with the foregoing provisions.

            "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                                    ARTICLE 3
                                    PAYMENTS

            Section 3.1 Payments. (a) Subject to Article 4 and to the extent permitted by the Senior Indebtedness, the Company will pay all sums becoming due on this Debenture by the method and at the address specified for such purpose in
Section 3.1(b) without the presentation or surrender of this Debenture or, subject to the next sentence, the making of any notation hereon, except that, if paid in full, this Debenture shall be surrendered to the Company as a condition to such payment and shall be cancelled and shall not be reissued. Upon any partial prepayment of this Debenture, the Holder shall endorse hereon the amount and date of such partial prepayment, provided that the Holder's failure to do so shall not affect the Company's obligations under this Debenture.

            (b) All cash payments due hereunder shall be made by (i) check mailed to the principal office of the Holder in set forth in Section 8.6 (or such other location of its principal office from tune to time) or (ii) wire transfer of immediately available funds prior to 1:00 p.m., New York City time, on the due date for payment thereof to such bank account as shall be designated by the Holder to the Company in writing at least five (5) Business Days prior to the due date for such payment. Any cash payment due hereunder on a day that is not a Business Day shall be made on the first Business Day following the due date for such payment.

            (c) The Company shall have the right to prepay this Debenture in full or in part as hereinafter provided in Article 7.

            Section 3.2 Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Company to pay or set apart for payment any cash interest on Debentures at any time.

            Section 3.3 Accrued Interest may be paid at any time, without reference to any regular Interest Payment Date, to the Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

            Section 3.4 No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period (A) during which a Mandatory Redemption Event exists and (B) unless all accrued interest (and accumulated and unpaid dividends on the Junior Preferred Stock for which such Debentures were exchanged ("Related Dividends") (or Principal Amount in respect thereof ("Residual Principal")) shall have been or contemporaneously are paid in full, or a sum in cash set apart sufficient for such payment, on the Debentures (and in respect of Junior Preferred Stock for which the Debentures were exchanged) for all Interest Periods and Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any interest or Related Dividends or Residual Principal are not paid in full, as aforesaid, upon the Debentures (including for this purpose in respect of any related Junior Preferred Stock for which such debentures were exchanged) and any other Parity Securities, all interest and dividends and Related Principal declared and paid upon the Debentures (including in respect of such Junior Preferred Stock) and any other Parity Securities shall be declared pro rata so that the amount of interest and dividends and Related Principal declared and paid upon the Debentures (including in respect of such Junior Preferred Stock) and such Parity Securities shall in all cases bear to each other the same ratio that accrued interest and dividends and Related Principal per Debentures (including in respect of such Junior Preferred Stock) and such Parity Securities bear to each other.

            Section 3.5 (a) The Holders of Debentures shall be entitled to receive accrued interest in preference to and in priority over any dividends upon any of the Junior Securities, as and to the extent provided in Sections 3.6 and 3.7.

            (b) So long as any Debentures are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities, or make any distribution in respect thereof, for (1) any period during which a Mandatory Redemption Event or Interest Default exists and (2) any period prior to a Public Offering unless all accrued interest (and any Related Dividends or Residual Principal) shall have been or contemporaneously are paid in full, or a sum in cash set apart sufficient for such payment, on the Debentures (and in respect of Junior Preferred Stock for which the Debentures were exchanged) for all Interest Periods and Dividend Periods terminating on or prior to the date of payment of such dividends on such Junior Securities.

            Section 3.6 At any time that an Interest Default or Mandatory Redemption Event exists, so long as any Debentures are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants. rights, calls or options.

            Section 3.7 At any time that a Interest Default or Mandatory Redemption Event exists, so long as any Debentures are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

                                    ARTICLE 4
                                  SUBORDINATION

            Section 4.1 Agreement To Subordinate. The Company agrees and, by accepting this Debenture, the Holder acknowledges and agrees that the Indebtedness evidenced by this Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article 4, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness.

            Section 4.2 Additional Debentures. Without limiting the provisions regarding interest payments in Article 1, unless and until the Senior Indebtedness shall have been fully and indefeasibly paid and satisfied in cash, the Company at its option may pay any amounts due hereunder in additional Debentures.

            Section 4.3 Designated Senior Indebtedness. (a) Except as set forth in clause (b) below, the Holder will not accelerate, ask, demand, sue for, take or receive from the Company, by set off or in any other manner, the whole or any part of the principal of, or premium, if any, on this Debenture, including without limitation the taking of any negotiable instruments evidencing such amounts, nor any security for any such amounts (other than additional Debentures), unless and until all of the Designated Senior Indebtedness shall have been fully and indefeasibly paid and satisfied in cash.

            (b) Prior to the occurrence of a default with respect to any Designated Senior Indebtedness, and provided that the payment described below, if made, would be permitted to be made under all Senior Indebtedness, the Company may pay to the Holder, and the Holder may accept from the Company, regularly scheduled payments of interest, when due, on an unaccelerated basis, pursuant to this Debenture.

            Section 4.4 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (i) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the Holder shall be entitled to receive any payment of principal of, or premium, if any, or interest on this Debenture; and

            (ii) until the Senior Indebtedness is paid in full in cash, any payment or distribution to which the Holder would be entitled but for this Article 4 shall be made to holders of Senior Indebtedness as their interests may appear.

            Section 4.5 Default on Senior Indebtedness. Without limiting the provisions regarding Designated Senior Indebtedness in Section 4.3, the Company may not pay the principal of, premium, if any, or interest on, this Debenture or otherwise purchase or retire this Debenture (collectively, "pay this Debenture") if (i) any Senior Indebtedness is not paid when due, (ii) the maturity of such Senior Indebtedness is accelerated in accordance with its terms or (iii) any default exists under any Senior Indebtedness.

            Section 4.6 Acceleration of Payment of Debenture. Except as permitted by any Senior Indebtedness, the Holder will not accelerate for any reason the scheduled maturities of any amount owing in respect of this Debenture or the indebtedness which it represents.

            Section 4.7 When Distribution Must Be Paid Over. If a distribution is made to the Holder that because of this Article 4 should not have been made to it, the Holder agrees, by accepting this Debenture, that it shall hold such distribution in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

            Section 4.8 Subrogation. After all Senior Indebtedness is paid in full in cash and until this Debenture is paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 4 to holders of Senior Indebtedness which otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on Senior Indebtedness.

            Section 4.9 Relative Rights. This Article 4 defines the relative rights of the Holder and holders of Senior Indebtedness. Nothing in this Debenture shall:

            (i) impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on this Debenture in accordance with its terms; or

            (ii) prevent the Holder from exercising its available remedies upon a Default, subject to any provisions of Senior Indebtedness relating thereto.

            Section 4.10 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by this Debenture shall be impaired by any act or failure to act by the Company or by its failure to comply with this Debenture.

            Section 4.11 Reliance by Holders of Senior Indebtedness on Subordination Provisions. The Holder by accepting this Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Debenture, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                    ARTICLE 5
                              DEFAULTS AND REMEDIES

            Section 5.1 Events of Default. An "Event of Default" occurs if:

            (a) the Company defaults in any payment of interest on any Debenture when due, whether or not such payment shall be prohibited by Article 4, and such default continues for a period of 30 days;

            (b) the Company defaults in the payment of the principal of any Debenture when the same becomes due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or other-wise, whether or nor such payment shall be prohibited by Article 4;

            (c) the Company fails to comply with Section 6.1 and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 5.1;

            (d) the Company fails to comply with Section 7.4 (other than a failure to purchase the Debentures), and such failure continues for 30 days alter the notice specified in the penultimate paragraph of this
      Section 5.1;

            (e) the Company fails to comply with any of its agreements in this Debenture Certificate (other than those referred to in (a), (b), (c) and (d) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 5.1;

            (f) the Company or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent;

            (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (1) commences a voluntary case;

                  (2) consents to the entry of an order for relief against it in an involuntary case;

                  (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (4) makes a general assignment for the benefit of its
            creditors;

            (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (1) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (2) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (3) orders the winding up or liquidation of the Company or any
            Significant Subsidiary;

      and the order or decree remains unstayed and in effect for 60 days; or

            (i) there is rendered any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $15,000,000 or its foreign currency equivalent against the Company or any Significant Subsidiary by a court or other adjudicatory authority of competent jurisdiction that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (c), (d) or (e) is not an Event of Default until the Holders of at least 25% in principal amount of the Debentures notify the Company of the Default and the Company does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." When a Default or an Event of Default is cured, it ceases.

            The Company shall deliver to the Holders, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (f) or (i) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause (c), (d) or (e), its status and what action the Company is taking or proposes to take with respect thereto.

            Section 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 5.1 with respect to the Company) occurs and is continuing, the Holders of at least a majority in principal amount of the outstanding Debentures by notice to the Company, specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may, but only in the event that all Designated Senior Indebtedness shall first have been paid in full, declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 5.1 with respect to the Company occurs and is continuing, then the principal of and any accrued interest on all the outstanding Debentures will ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holders of a majority in principal amount of the outstanding Debentures by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (f) of Section 5.1 shall have occurred and be continuing, such declaration of acceleration of the Debentures and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Holders, and be of no further effect, if within 60 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

             Section 5.3 Other Remedies. If an Event of Default occurs and is continuing, and irrespective of whether any Debentures have become or have been declared immediately due and payable under Section 5.2, the Holder of any Debenture then outstanding may, but only in the event that all Designated Senior Indebtedness shall first have been paid in full, proceed to pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Debenture Certificate.

            Section 5.4 Application of Money Collected. Any money collected by any Holder pursuant to this Article 5 shall be applied in the following order, and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: to holders of Senior Indebtedness to the extent required by
      Article 4.

            Second: to the payment of the amounts then due and unpaid upon the Debentures for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            Third: to the Company.

            Section 5.5 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 5.6 Delay or Omission Not Waiver. No delay or omission of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient by the Holders, but only in the event that all Designated Senior Indebtedness shall first have been paid in full.

            Section 5.7 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Debentures may on behalf of the Holders of all the Debentures waive any past Default hereunder and its consequences, except a Default

            (a) in the payment of the principal of (or premium, if any) or interest on any Debenture (which may only be waived with the consent of each Holder of Debentures affected), or

            (b) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 8.4(b) cannot be modified or amended without the consent of the Holder of each outstanding Debenture affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Debenture Certificate: but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Debentures and the Holders shall be restored to their former positions and rights hereunder and under the Debentures, respectively.

                                    ARTICLE 6
                                    COVENANTS

            Section 6.1 Merger or Consolidation. (A) Without the consent of the Holders of a majority of the outstanding aggregate Principal Amount of Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures) (the "Majority Holders"), the Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Debentures and this Agreement by executing and delivering to the Holders a supplemental agreement or one or more other documents or instruments in form reasonably satisfactory to the Holders; (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Mandatory Redemption Event will have occurred and be continuing, and (4) the Company will have obtained an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with this paragraph 6.1(A), provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (2) and (3) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in paragraph 6.1(B) below. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 6.1, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 6 3.

            (B) Paragraph 6.1(A) above shall not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

            (D) Successor Company Substituted. Upon any transaction involving the Company in accordance with Section 6.1(A)-(C), in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Debenture Certificate, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Debenture Certificate.

            Section 6.2 Junior Payments. (A) Without the consent of the Majority Holders, the Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of any Junior Securities of the Company, including any such payment in connection with any merger or consolidation to which the Company is a party, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary, or (ii) purchase, redeem, retire or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Securities of the Company held by Persons other than the Company or any Restricted Subsidiary (other than a purchase, redemption, retirement, or other acquisition for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition) (any such dividend, distribution, purchase, redemption, retirement or other acquisition being herein referred to as a "Junior Payment"), if at the time the Company or such Restricted Subsidiary makes such Junior Payment;

            (1) a Mandatory Redemption Event shall have occurred and be continuing (or would result therefrom);

            (2) NAVL could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph 6.3(A) below; or

            (3) the aggregate amount of such Junior Payment and all other Junior Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

                  (a) 50% of the Consolidated Net Income of the Company or (if
            greater) of NAVL accrued during the period (treated as one accounting period) from September 30, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Junior Payment for which consolidated financial statements of the Company or NAVL, as the case may be, are available (or, in case each such Consolidated Net Income shall be a negative number, 100% of the smaller such negative number); and

                  (b) the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash and the fair market value of Qualified Proceeds received by the Company or any Restricted Subsidiary upon such conversion or exchange.

            (B) The provisions of the foregoing paragraph 6.2(A) will not prohibit any of the following (each, a "Permitted Payment"):

            (1) any purchase, redemption, retirement or other acquisition of Capital Stock of the Company made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or conversion into, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(b) of the preceding paragraph 6.2(A);

            (2) any purchase, redemption, retirement or other acquisition of Junior Securities (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with Section 6.3 below or (y) to the extent required by the agreement governing such Junior Securities following the occurrence of a Change of Control, but only if in each case, the Company shall have complied with Section 7.4 and, if required, purchased Debentures tendered pursuant to an Offer to purchase such Debentures required thereby, prior to purchasing or repaying such Junior Securities;

            (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph 6.2(A);

            (4) payments to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments not to exceed an amount (net of repayments of any such loans or advances equal to (a) $12.5 million plus (b) $2.5 million multiplied by the number of calendar years that have commenced since the Issue Date plus (c} the Net Cash Proceeds received by the Company or NAVL since the Issue Date from, or as a capital contribution from, the issuance or sale of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause
      (3)(b)(x) of the preceding paragraph 6.2(A);

            (5) the payment of dividends on the common stock or equity of the Company following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering;

            (6) Junior Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

            (7) payments to satisfy obligations under the Management Agreements to pay any Holding Expenses;

            (8) payments to holders of Capital Stock of the Company in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

            (9) the distribution, as a dividend or otherwise, of Investments in Unrestricted Subsidiaries;

            (10) the Transactions;

            (11) any purchase, redemption, retirement or other acquisition of Capital Stock that may be deemed to occur upon exercise of stock options, warrants or similar rights to the extent such Capital Stock represents all or part of the exercise price thereof; and

            (12) Junior Payments by any Restricted Subsidiary that are permitted by the Senior Credit Facility or any Indenture;

provided, that (A) in the case of clauses (3) and (5), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Junior Payments, (B) in the case of clause (4), 50% of the amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Junior Payments, (C) in the case of clause (12), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Junior Payments to the extent that such net amount is required under each Indenture to be included in concurrent calculations of the amount of Restricted Payments (as defined in such Indenture) under Section 4.08 of the
Note Indenture, Section 4.08 of the Senior Discount Note Indenture and Section
6.7 of the Senior Discount Loan Agreement, (D) in all cases other than pursuant to clauses (A), (B) and (C) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Junior Payments and (E) with respect to clauses (5) and (6), no Mandatory Redemption Event shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

            Section 6.3 Limitation on Indebtedness. (A) Without the consent of the Majority Holders, the Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that (1) the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio of the Company would be greater than 1.75:1.00 if such Indebtedness is Incurred on or prior to

December 1, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter and
(2) NAVL or any Note Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof the Consolidated Coverage Ratio of NAVL would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.25:1.00 if such Indebtedness is Incurred thereafter.

      (B) Notwithstanding the foregoing paragraph 6.3(A), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (1) Indebtedness Incurred pursuant to Credit Facilities (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and (without limiting the foregoing) any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding in the aggregate the amount equal to the sum of (x) $475.0 million and (y) the aggregate amount by which the Borrowing Base determined as of the date of such Incurrence exceeds $245.0 million (plus in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing);

            (2) Indebtedness (a) of any Restricted Subsidiary to the Company or
      (b) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

            (3) Indebtedness represented by the Exchange Debentures, the Notes and the Senior Discount Notes (other than Additional Notes), any Indebtedness (other than the Indebtedness described in clauses (1) or (2) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or paragraph 6.3(A) above;

            (4) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to the greater of (x) $35.0 million and (y) 5% of Consolidated Tangible Assets;

            (5) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, NAVL could Incur at least $1.00 of additional Indebtedness pursuant to paragraph 6.3(A) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

            (6) (a) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this paragraph 6.3), or (b) Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 6.3);

            (7) Indebtedness of the Company or any Restricted Subsidiary (a) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (b) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Allied Acquisition);

            (8) Indebtedness of the Company or any Restricted Subsidiary in respect of (a) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (b) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (c) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, (d) Management Guarantees, (e) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time, or (f) the financing of insurance premiums in the ordinary course of business;

            (9) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition, which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to NAVL or any Restricted Subsidiary (other than any Receivables Subsidiary);

            (10) Indebtedness of a Foreign Subsidiary of the Company or NAVL if, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, (x) the Consolidated Coverage Ratio of the Company or NAVL would be at least 2.25:1.00 and (y) if, as a result of such Incurrence, such Foreign Subsidiary shall then become subject to any restriction or limitation (under any agreement or instrument governing such Indebtedness) on its ability to pay dividends or make other distributions to NAVL, the Foreign Subsidiary Coverage Ratio of the Company or NAVL would be greater than 2.75:1.00; provided, that if such Indebtedness is not incurred pursuant to the preceding clause (y), such Indebtedness shall not be amended, modified or otherwise supplemented such that such Foreign Subsidiary will become subject to any such restriction or limitation referred to in such clause unless such Indebtedness could then be Incurred pursuant to such clause, and any Refinancing Indebtedness with respect to any such Indebtedness;

            (11) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to $95.0 million;

            (12) Indebtedness of any Restricted Subsidiary that is permitted to be Incurred under the Senior Credit Facility or any Indenture; and

            (13) Indebtedness under the Interim Loan Facility, in an aggregate principal amount not to exceed $40.0 million outstanding at any time.

            (C) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph 6.3(B) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

            (D) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

            Section 6.4 Withholding. Notwithstanding any other provision of this Debenture Certificate, in the event that the Company makes any tax payment in respect of any Debenture or share of Junior Preferred Stock for which such Debenture was exchanged (including but not limited to any withholding tax payment made by the Company under Chapter 3 of Subtitle A of the Code):

      (A) if the tax payment is in respect of a cash interest payment or distribution made on such Debenture or share, the amount of such cash payment or distribution paid to the Holder of such Debenture or share shall be reduced by the amount of such tax payment, provided that for all purposes hereof the Holder of such Debenture or share shall be treated as having received the amount of such tax payment as part of such cash payment or distribution and as having paid over such tax payment to the taxing authority to which it was paid; and

      (B) if the tax payment is not in respect of a cash interest payment or distribution made on such Debenture or share (or exceeds a cash payment or distribution made on such Debenture or share), the Principal Amount of such Debenture as of the time of such tax payment shall be reduced by the amount of such tax payment (or the amount of such excess) through an increase (without duplication) in the Adjustment Amount.

If and to the extent that a Holder of any Debenture remits cash to the Company for the specified purpose of funding a tax payment to be made by the Company in respect of such Debenture or share, and such cash is received by the Company prior to the time that the Company makes such tax payment, then such tax payment shall be disregarded for purposes of the preceding sentence. If requested by any Holder of any Debenture, the Company shall consult in good faith with such Holder concerning the Company's obligations to make any tax payments in respect of such Debenture.

                                    ARTICLE 7

         PREPAYMENT OF NOTE; CHANGE OF CONTROL OFFER; SPECIAL PREPAYMENT

      Section 7.1. Optional Prepayment. (a) The Company may (subject to the legal availability of funds therefor), at the option of the Company, redeem at any time on or after the first anniversary of the Issue Date, from any source of funds legally available therefor, in whole or in part, in the manner provided in
Section 7.3 hereof, any or all of the Debentures, at a redemption price for any such Debenture equal to the sum of (i) the product of (A) the Principal Amount of such Debenture as of the applicable Redemption Date, multiplied by (B) the percentage set forth below with respect to such Redemption Date, plus (ii) without duplication, an amount in cash equal to all interest accrued and unpaid with respect to the Principal Amount of such Debenture to the Redemption Date (collectively, the "Optional Redemption Price").

          PERIOD                                    PERCENTAGE
          ------                                    ----------

          12-month period commencing
          on the first anniversary of the
          Issue Date ............................      103%

          12-month period commencing
          on the second anniversary of the
          Issue Date ............................       102%

          12-month period commencing
          on the third anniversary of the
          Issue Date ............................       101%

          Thereafter ............................       100%

      (b) In addition, in the event a Change of Control of the Company is consummated at any time prior to the first anniversary of the Issue Date, the Company may redeem (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), in the manner provided in
Section 7.3 hereof, all of but not less than all of the outstanding Debentures at a redemption price for each Debenture equal to 103% of the Principal Amount of such Debenture as of the applicable Redemption Date thereof, plus, without duplication, an amount in cash equal to all interest accrued and unpaid with respect to the Principal Amount of the Debentures to the Redemption Date (collectively, the "Special Redemption Price").

      (c) In the event of a redemption of only a portion of the then outstanding Debentures, the Company shall effect such redemption as it determines, pro rata, according to the number of Debentures held by each Holder of the Debentures or by lot, as may be determined by the Company in its sole discretion.

      Section 7.2 Mandatory Repayments. Upon the existence and continuance for at least 180 days of any Mandatory Redemption Event (other than a Mandatory Redemption Event pursuant to clause (1) of the definition thereof) or upon the existence and continuance of a Dividend Default for four consecutive quarterly periods, the Company shall redeem (subject to the Debt Agreements (including the availability of funds by dividend from NAVL in compliance therewith), and to the legal availability of funds therefor) in the manner provided in Section 7.3 hereof, each Debenture then outstanding at a redemption price equal to the Principal Amount of such Debenture as of the applicable Redemption Date, plus, without duplication, an amount in cash equal to all interest accrued and unpaid to the Redemption Date (collectively, the "Mandatory Redemption Price").

      7.3 Procedures for Optional Redemption and Mandatory Redemption. (a) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Debentures, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Debentures at such Holder's address as the same appears on the Register, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any Debentures to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

      (i)   whether the redemption is pursuant to Section 7.1(A), 7.1(B), 7.2 or
            7.5 hereof;

      (ii) the Optional Redemption Price, the Special Redemption Price, the Mandatory Redemption Price, or the Residual Prepayment Price (as defined in Section 7.5), as the case may be;

      (iii) whether all or less than all the outstanding Debentures are to be redeemed and the total Principal Amount of Debentures being redeemed;

      (iv) the number of Debentures held, as of the appropriate record date, by the Holder that the Company intends to redeem;

      (v)   the date fixed for redemption;

      (vi) that the Holder is to surrender to the Company, at the place or places where certificates for Debentures are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the Debentures to be redeemed; and

      (vii) that interest on the Debentures to be redeemed shall cease to accrue on the Redemption Date unless the Company defaults in the payment of the Optional Redemption Price, the Special Redemption Price or the Mandatory Redemption Price, as the case may be.

      (b) On or prior to the date fixed for redemption, each Holder of Debentures shall surrender the certificate or certificates representing such Debentures to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date, the full Optional Redemption Price, the Special Redemption Price or Mandatory Redemption Price, as the case may be, for such Debentures shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the Debentures represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Debentures.

      (c) If the funds of the Company legally available for redemption of Debentures on any Redemption Date are insufficient to redeem the total number of Debentures to be redeemed on such date, or if a complete redemption is not permitted by any Debt Agreement (or any Debt Agreement does not permit NAVL to Debentures sufficient legally available funds to the Company to effect a complete redemption), those funds which are legally available shall be used to redeem the maximum possible number of Debentures of the Holders to the extent permitted by each Debt Agreement and to the extent NAVL is permitted under each Debt Agreement to dividend an equal amount of funds to the Company out of funds legally available therefor. At any time thereafter when additional funds of the Company are legally available for the redemption of Debentures, such funds shall immediately be used to redeem the balance of the Debentures which the Company has become obligated to redeem, on any Redemption Date but which it has not redeemed, to the extent permitted by each Debt Agreement and to the extent NAVL is permitted under each Debt Agreement to dividend an equal amount of funds to the Company out of funds legally available therefor.

      (d) Unless the Company defaults in the payment in full of the applicable redemption price, interest on the Debentures called for redemption shall cease to accrue on the Redemption Date, and the Holders of such Debentures shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price, the Special Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

      Section 7.4 Change of Control.

      (i) Unless otherwise consented to by the Majority Holder, upon the occurrence after the Issue Date of a Change of Control, each Holder of Debentures then outstanding, subject to the other provisions of this Section 7.4, shall have the right (subject to the Debt Agreements (including the availability of funds by dividend from NAVL in compliance therewith), and to the legal availability of funds therefor) to require the Company to purchase any or all of such Holder's Debentures pursuant to an offer (an "Offer") at a purchase price per share in cash equal to 101% of the Principal Amount of such Debenture at the purchase date, plus, without duplication, an amount in cash equal to all accrued and unpaid interest with respect to the Principal Amount of such Debenture to the purchase date (collectively, the "Change of Control Purchase Price"). Unless the Company has exercised its right to redeem the Debentures as described under Section 7.1 above, the Company shall not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice (the "Purchase Notice") to each Holder of record stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right (subject to the Debt Agreements (including the availability of funds by dividend from NAVL in compliance therewith), and to the legal availability of funds therefor) to require the Company to purchase any or all of such Holder's Debentures at a purchase price per Debenture in cash equal to 101% of the Principal Amount thereof on the relevant Purchase Date, plus, without duplication, an amount in cash equal to all accrued and unpaid interest, if any, with respect to such Debenture; (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the date fixed for such purchase (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this Section 7.4, that a Holder must follow in order to have its Debentures purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control, that such Offer is conditioned on the occurrence of such Change of Control.

      (ii) Holders of Debentures electing to have Debentures purchased shall be required to surrender the certificate or certificates representing such Debentures, duly endorsed, to the Company in the manner and at the address specified in the Purchase Notice at least three Business Days prior to the date fixed for such purchase. On the Purchase Date, the Change of Control Purchase Price for such Debentures shall become payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof. In the event that less than all of the shares represented by any such certificate are purchased, a new certificate shall be issued representing the shares not purchased.

      (iii) if the funds of the Company legally available for any purchase of Debentures under this Section 7.4 on any Purchase Date are insufficient to purchase the aggregate amount of Debentures to be purchased on such date or if a complete purchase is not permitted by any Debt Agreement (or any Debt Agreement does not permit NAVL to dividend sufficient legally available funds to the Company to effect a complete purchase), those funds which are legally available shall be used to purchase the maximum possible number of shares of the Holders to the extent permitted by each Debt Agreement and to the extent NAVL is permitted to dividend an equal amount of funds to the Company under each Debt Agreement out of funds legally available therefor. At any time thereafter when additional funds of the Company are legally available for the purchase of shares, such funds shall immediately be used to purchase the balance of the amount of Debentures which the Company has become obligated to purchase on any Purchase Date but which it has not purchased, to the extent permitted by each Debt Agreement and to the extent NAVL is permitted to dividend an equal amount of funds to the Company under each Debt Agreement out of funds legally available therefor.

      (iv) Unless the Company defaults in the payment in full of the applicable Change of Control Purchase Price, interest on the Debentures tendered for purchase shall cease to accrue on the date fixed for such purchase, and the Holders of such Debentures shall cease to have any further rights with respect thereto on the such date, other than the right to receive the Change of Control Purchase Price without interest.

      (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Debentures pursuant to this
Section 7.4. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 7.4, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 7.4 by virtue thereof.

      (vi) Notwithstanding any other provision of this Section 7.4, the Company shall not be required to purchase any Debentures under this Section 7.4, (A) unless NAVL is required to purchase or repay the outstanding Notes and Senior Discount Notes pursuant to the Indentures and has offered to purchase or repay in full all of the outstanding Notes and Senior Discount Notes and has so purchased or repaid in full all of the outstanding Notes and Senior Discount Notes of each holder of any Note or Senior Discount Note who has accepted such offer and (B) unless the principal of and all accrued and unpaid interest on all indebtedness under the Senior Credit Facility, and all other monetary obligations owing in respect of the Senior Credit Facility, shall have been paid in full, and all letters of credit, bankers acceptances and similar instruments outstanding thereunder shall have expired undrawn.

      Section 7.5. Special Prepayment. The Company may (subject to the legal availability of funds therefor), at the option of the Company, redeem at any time, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 7.3 hereof, any portion of the Principal Amount of the Debentures in an amount that does not exceed the Residual Principal at a redemption price for any such Debenture equal to the portion of the Principal Amount of the Debentures to be redeemed, plus accrued and unpaid interest on such portion of the Principal Amount to be redeemed (collectively, the "Residual Prepayment Price").

                                    ARTICLE 8
                     OTHER PROVISIONS OF GENERAL APPLICATION

      Section 8.1 Loss, Theft, Destruction or Mutilation of Debenture.

      Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor, in lieu of this Debenture. Any Debenture made and delivered in accordance with the provisions of this Section 8.1 shall be dated the date hereof.

      Section 8.2 Governing Law.

      This Debenture shall be construed in accordance with and governed by the law of the State of New York.

      Section 8.3 Maintenance of Register; Restriction; on Transfer; Successors and Assigns. (a) The Company will keep at its principal office in Fort Wayne, Indiana (or such other location of its principal office from time to time) a register (the "Register") in which the Company will provide for the registration and transfer of the Debenture and will record the name of and address for notices to, the Holder. The Company and any agent of the Company may treat the Person in whose name this Debenture is registered as the owner of such Debenture for the purpose of receiving payment of the principal amount of this Debenture and interest on the unpaid balance of such principal amount and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

      (b) Upon surrender of this Debenture for registration of transfer or for exchange to the Company at its principal office set forth above, the Company at its expense (except for transfer taxes, if any) will execute and deliver in exchange therefor a new Debenture. Such new Debenture shall (A) have an aggregate principal amount equal to the principal amount of the surrendered Debenture, (B) be registered in each case in such name as such holder or transferee may request, and (C) be dated as of the semi-annual interest payment date coinciding with or immediately preceding the date of such surrender.

      (c) By accepting this Debenture, the Holder acknowledges and agrees that:
(i) the Debenture has not been registered under the Securities Act or any other applicable securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and any other applicable securities laws and (ii) the Debenture may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless (A) the Company shall have consented to such disposition in writing, such consent not to be unreasonably withheld, (B) such disposition is in whole and not in part, (C) (x) such disposition is pursuant to an effective registration statement under the Securities Act, (y) the Holder shall have delivered to the Company a written opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of such Act and (if applicable) any other applicable securities laws or (z) a no-action letter from the Securities and Exchange Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition, and (D) such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom. Any other purported transfer of the Debenture by the Holder shall be void and without force and effect.

      (d) All the covenants, stipulations, promises and agreements contained in this Debenture shall bind the successors and assigns of the Company and the Holder and shall inure to the benefit of the successors and permitted assigns of the Company and the Holder, whether so expressed or not.

      Section 8.4 Amendment. (a) Without Consent of Holders. Without the consent of the Holders of any Debentures, the Company may enter into one or more amendments supplemental hereto, for any of the following purposes:

      (a) to cure any ambiguity, omission, defect or inconsistency,

      (b) to provide for the assumption by a successor of the obligations of the Company under this Debenture Certificate,

      (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures,

      (d) to add Guarantees with respect to the Debentures, to secure the Debentures, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Debentures when such release, termination or discharge is provided for under this Debenture Certificate,

      (e) to add to the covenants of the Company for the benefit of the Holders of the Debentures or to surrender any right or power conferred upon the Company,

      (f) to provide that any Indebtedness that becomes or will become an obligation of a Successor Company pursuant to a transaction governed by Article 6 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness for purposes of this Debenture Certificate,

      (g) to provide for or confirm the issuance of Additional Debentures,

      (h) to make any change that does not adversely affect the rights of any Holder under the Debentures or this Debenture Certificate or

      (i) to make any Conforming Change (as defined in Section 8.4(e) below).

(b) With Consent of Holders. The Company may amend or supplement this Debenture Certificate or the Debentures with the written consent of the Majority Holders (including consents obtained in connection with a tender offer or exchange offer for Debentures), and the Majority Holders (including by consents obtained in connection with a tender offer or exchange offer for Debentures) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Debenture Certificate or the Debentures.

      Notwithstanding the provisions of this Section 8.4(b), without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Article 5, may not:

      (i) reduce the principal amount of the Debentures whose Holders must consent to an amendment or waiver;

      (ii) reduce the rate of or extend the time for payment of interest on any Debenture;

      (iii) reduce the principal or extend the Stated Maturity of any Debenture;

      (iv) reduce the premium payable upon the redemption of any Debenture or change the date on which any Debenture may be redeemed as described in Section 6.1;

      (v) make any Debenture payable in money other than that stated in the Debenture;

      (vi) make any change in Article 4 that adversely affects the rights of any Holder in any material respect;

      (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Debentures; or

      (viii) make any change in the amendment or waiver provisions described in this sentence.

      Notwithstanding Section 8.4(a) and the foregoing provisions of this
Section 8.4(b), no amendment to Article 4 of this Debenture Certificate or the definitions relating thereto that adversely affects the rights of any Holder of Senior Indebtedness at the time outstanding (which Senior Indebtedness has been previously designated in writing by the Company to the Holders for this purpose) may be made unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in writing to such amendment.

      It shall not be necessary for the consent of the Holders under this
Section 8.4(b) to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 8.4(b) becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity or effectiveness of any such amendment, supplement or waiver.

(c) Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Debenture or any Debenture that evidences all or any part of the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. Subject to the following paragraph of this Section 8.4(c), any such Holder or subsequent Holder may revoke the consent as to such Holder's Debenture by notice to the Company received by the Company before the date on which the Holders receive an Officer's Certificate certifying that the Holders of the requisite principal amount of Debentures have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

      After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Debentures, unless it makes a change described in any of clauses
(i) through (viii) of the second paragraph of Section 8.4(b). In that case, the amendment, supplement or waiver shall bind each Holder of a Debenture who has consented to it and every subsequent Holder of such Debenture or any Debenture that evidences all or any part of the same debt as the consenting Holder's Debenture.

(d) Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Debenture, the Company may request the Holder of the

Debenture to deliver it to the Company. The Company shall place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company shall issue in exchange for the Debenture a new Debenture that reflects the changed terms. Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

      (e) "Conforming Change" means, in the event any provision of the Credit Agreement or any Indenture is amended or waived in accordance with its terms and if any provision in Article 5 or 6 or Section 7.4 of this Debenture is substantially similar to such amended or waived provision in such other agreement, any amendment or waiver hereunder made (or deemed made in the case of a waiver) in like manner and to the same extent.

      (f) Any term of this Debenture may only be amended or waived in accordance with this Section 8.4, and any amendment or waiver effected in accordance with this Section 8.4 shall be binding upon the Holder and the Company, whether or not (in the case of an amendment or waiver affecting this Debenture) the substance of such amendment or waiver is thereafter incorporated on the face of this Debenture Certificate.

      Section 8.5 Headings.

      The headings of the articles and sections of this Debenture Certificate are inserted for convenience only and shall not be deemed to constitute a part hereof.

      Section 8.6 Notices.

      Any notice or other communication under this Debenture shall be in writing and shall be deemed to have been duly given or made (i) when delivered by hand,
(ii) four Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid, or (iii) one Business Day after it is sent by nationally recognized overnight courier, in each case addressed as follows:

      (a) if to the Holder, at the address set forth below or to such other address as the Holder shall have furnished to the Company in writing:

            Attention:

      (b) if to the Company, at the address set forth below or to such other address as the Company shall have furnished to the Holder in writing:

            NA Holding Corporation
            P.O. Box 988
            Fort Wayne, Indiana 46801-0988
            Attention: President

with a copy to:

            Debevoise & Plimpton
            875 Third Avenue
            New York, NY 10022
            Attention:

      Section 8.7 Provisions for the Benefit of Third Parties.

      The provisions of Article 4 of this Debenture are for the benefit of the holders from time to time of Senior Indebtedness, and their Representative shall be entitled to enforce such provisions on their behalf. Except as set forth in the preceding sentence, nothing in this Debenture shall confer any rights upon any Person other than the Company and the Holder and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, NA Holding Corporation has caused this Debenture to be signed in its corporate name by a duly authorized officer and to be dated as of the day and year first above written.

                             NA HOLDING CORPORATION


                             By
                                -------------------------------
                                Name:
                                Title.

                                   PREPAYMENTS

                    Amount of
Date            Principal Prepaid                               Notation Made By

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                                       62

                                                          Annex B to Certificate
                                                              of Designation for
                                                          Junior Preferred Stock

                            [FORM OF TRANSFER NOTICE]

To assign this Certificate, fill in the form below:

I or we assign and transfer the shares represented by this Certificate in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint_________________________________________________

agent to transfer such shares on the books of the Company. The agent may substitute another to act for him.

Date:________________________


                          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY ASSIGNEE

      The undersigned represents and warrants that it is purchasing the shares represented by this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:______________________         __________________________________
                                      NOTICE:   To be executed by an
                                                executive officer


                                       2